Exhibit 10.40
Turn Key Datacenter Lease for Premises
In a Multi-Tenant Datacenter

3105 ALFRED STREET

TURN KEY DATACENTER LEASE
Between
DIGITAL ALFRED, LLC
as Landlord
and
CONSTANT CONTACT, INC.
as Tenant
Dated
December 31, 2010

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TABLE OF CONTENTS
(continued)

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TABLE OF CONTENTS
(continued)

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SCHEDULE “1”
CERTAIN DEFINED TERMS
“ACM” shall mean and refer to asbestos, asbestos-containing materials or presumed asbestos-containing materials.
“Additional Rent” shall mean and refer to all amounts (other than Base Rent) payable by Tenant to Landlord pursuant to this Lease, whether or not denominated as such.
“Affiliate Transfer” shall mean and refer to an assignment by Tenant of this Lease to a Tenant Affiliate where (x) Tenant gives Landlord prior written notice of the name of such Tenant Affiliate, and (y) the applicable Tenant Affiliate assumes, in writing, for the benefit of Landlord, all of Tenant’s obligations under this Lease.
“Alterations” shall mean and refer to any alterations, additions, improvements or replacements to the Tenant Space, or any other portion of the Building or Property performed by or on behalf of Tenant or any other Tenant Party.
“Applicable Laws” shall mean and refer to (a) all laws, ordinances, building codes, rules, regulations, orders and directives of any governmental authority now or hereafter having jurisdiction over the Property, (b) all covenants, conditions and restrictions now or hereafter affecting the Property, and (c) all rules, orders, regulations and requirements of any applicable fire rating bureau or other organization performing a similar function for the Property.
“Back-Up Power Specifications” shall mean and refer to the specific elements of back-up power that are described in Items 2 & 3 of Exhibit “F”, Table A.
“Back-Up Power Systems” shall mean and refer to the specific equipment used by Landlord to meet the Back-Up Power Specifications.
“Base Rent” shall mean and refer to the amounts of Base Rent set forth in Item 8 of the Basic Lease Information.
“Building” shall mean and refer to the Building described in Item 15 of the Basic Lease Information.
“Building Systems” shall mean and refer to the Building and/or Property systems and equipment, including, without limitation, all fire/life safety, electrical, HVAC, plumbing or sprinkler, access control (including, without limitation, Landlord’s Access Control Systems), mechanical, and telecommunications systems and equipment.
“Cables” shall mean and refer to all fiber and/or copper cabling that is placed into the Pathway by Landlord on Tenant’s behalf, or by Tenant and/or by any other Tenant Party.
“Casualty-Complete” shall mean and refer to a Casualty Event that results in the complete destruction of the Building.
“Casualty Event” shall mean and refer to fire, explosion or any other disaster causing damage to the Property, the Building, or the Tenant Space.
“Casualty Repair” shall mean and refer to the repair and reconstruction of the damaged portion(s) of the Building and/or the Tenant Space to substantially the same condition in which they existed immediately prior to a particular Casualty Event.
“Casualty Repair Notice” shall mean and refer to written notice by Landlord to Tenant notifying Tenant of the Repair Period-Estimated.

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“Chronic Outage” shall mean and refer to the occurrence of three (3) or more Qualifying Chronic Outages within a twelve (12) consecutive month period.
“Chronic Outage Termination Notice” shall mean and refer to written notice from Tenant to Landlord, delivered within thirty (30) days after the occurrence of a Chronic Outage, that Tenant thereby terminates this Lease.
“Claims” shall mean and refer to all third party claims, actions, suits and proceedings, and all losses, damages, obligations, liabilities, penalties, fines, costs and expenses arising from any such claims, actions, suits, or proceedings, including, without limitation, attorneys’ fees, legal costs, and other costs and expenses of defending against any such claims, actions, suits, or proceedings.
“Colocation Activity” shall mean and refer to the installation, operation and maintenance by a Colocation Party of such Colocation Party’s computer, switch and/or communications equipment in the Tenant Space, and the connection of such equipment with the equipment of other Colocation Parties within the Tenant Space.
“Colocation Agreement” shall mean and refer to a license agreement, by and between Tenant and a Colocation Customer, whereby Tenant provides such Colocation Customer (and its related Colocation Parties) a license for the sole purpose of engaging in Colocation Activities within the Tenant Space.
“Colocation Customer” shall mean and refer to a non-carrier customer of Tenant, who desires to engage in Colocation Activities within the Tenant Space, under and pursuant to a Colocation Agreement.
“Colocation Party” shall mean and refer to any person claiming, directly or indirectly, by, through or under any Colocation Customer, together with the officers, agents, servants and employees of each Colocation Customer.
“Commencement Date Conditions” shall mean and refer to the occurrence of the following:
     (a) Landlord has performed the Commissioning of the Premises, which condition shall be deemed to have been satisfied upon Landlord’s receipt of the Commissioning Complete Letter;
     (b) Landlord has completed Landlord’s Installations; and
     (c) Landlord has delivered the Tenant Space to Tenant (i) free of all tenants and occupants, (ii) in broom-clean condition, (iii) ready for use, as it relates to the requirements of Applicable Laws, for the Permitted Use.
“Commencement Date Notice” shall mean and refer to a notice from Landlord to Tenant, substantially in the form attached hereto as Exhibit “H”, which shall (a) memorialize Landlord’s delivery of the Tenant Space to Tenant, (b) confirm the actual Commencement Date, and, (c) if applicable, confirm the Deemed Commencement Date.
“Commissioning” shall mean and refer to the act of causing the commissioning/turn up of the Premises’ infrastructure pursuant to the Commissioning Criteria, so that such infrastructure has passed Level 5 of such Commissioning Criteria.
“Commissioning Agent” shall mean and refer to the third party engineering firm that performs the Commissioning.
“Commissioning Complete Letter” shall mean and refer to a letter from the Commissioning Agent, evidencing successful commissioning of the Premises, substantially in the form attached hereto as Attachment “1” to Exhibit “H”.
“Commissioning Criteria” shall mean and refer to the commissioning criteria set forth on Exhibit “E-1”.

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“Common Area” shall mean and refer to that part of the Property lying outside the Premises designated by Landlord from time to time for the common use of all tenants of the Datacenter or the Building, as applicable, including among other facilities, the sidewalks, service corridors, curbs, truck ways, loading areas, private streets and alleys, lighting facilities, halls, lobbies, delivery passages, elevators, drinking fountains, meeting rooms, public toilets, parking areas and garages, decks and other parking facilities, landscaping and other common rooms and common facilities.
“Consequential Damages” shall mean and refer to consequential damages, incidental damages, indirect damages, or special damages, or for loss of profit, loss of business opportunity or loss of income.
“Continuous Outage” shall mean and refer to an Interruption of Landlord’s Essential Services that continues for fifteen (15) consecutive days, regardless of whether or not such Interruption of Landlord’s Essential Services was caused by Force Majeure.
“Continuous Outage Termination Notice” shall mean and refer to written notice from Tenant to Landlord, delivered within thirty (30) days after the occurrence of a Continuous Outage, that Tenant thereby terminates this Lease.
“Control”, as used in the definition of Tenant Affiliate, shall mean and refer to the right to exercise, directly or indirectly, fifty percent (50%) or more of the voting rights attributable to the controlled entity and/or the power to elect a majority of the controlled entity’s board of directors.
“Datacenter” shall mean and refer to the Datacenter described in Item 20 of the Basic Lease Information.
“Datacenter Rules and Regulations” shall mean and refer to Landlord’s rules and regulations for the Datacenter, as same may be amended from time to time in accordance with Section 6.2 of the Lease. The current version of the Datacenter Rules and Regulations is available on the Internet at the following URL:
http://www.digitalrealtytrust.com/leasing/
“Datacenter Utility” shall mean and refer to a utility type for which usage is billed on a “datacenter-by-datacenter” basis.
“Datacenter Utility Costs” shall mean and refer to the actual Datacenter Utility costs for the entirety of the Datacenter (i.e., based on the metering equipment that measures electrical and mechanical power [UPS, HVAC and other mechanical power] being used by the Datacenter), as set forth on the applicable Datacenter Utility bill(s) for the Datacenter (each such Datacenter Utility bill, a “Datacenter Utility Bill”) for the billing period covered by such Datacenter Utility Bill(s). In the formula set forth in Section 3.5.1(a), below, the applicable Datacenter Utility Costs are represented by the letter “N”.
“Deemed Commencement Date” shall mean and refer to the date derived by subtracting from the date of actual completion of the Commencement Date Conditions the number of days of delay in such completion caused by Tenant Delays of which notice is given by Landlord to Tenant reasonably contemporaneously with the time of occurrence (i.e., if completion of the Commencement Date Conditions does not actually occur until May 6, 2011, but there were five (5) days of delay related to Tenant Delay of which such notice is given, the Deemed Commencement Date would be May 1, 2011).
“Default Rate” shall mean and refer to an interest rate equal to the lesser of (a) one percent (1%) per month or (b) the maximum lawful rate of interest.
“Delinquency Date” shall mean and refer to the date that is five (5) days after the date on which any particular payment of Rent is due from Tenant to Landlord.
“Digital” shall mean and refer to Digital Realty Trust, L.P., a Maryland limited partnership.
“Early Delivery Date” shall mean and refer to the Early Delivery Date set forth in Item 4 of the Basic Lease Information, subject to the terms of Section 2.2.1 of the Standard Lease Provisions.

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“ECT Default Notice” shall mean and refer to written notice from Landlord notifying Tenant of an ECT Overage.
“ECT Overage” shall mean and refer to a situation in which the electricity consumption in the Premises exceeds the Electricity Consumption Threshold.
“Electricity Consumption Threshold” shall mean and refer to the amount of electrical power specified in Item 1 of Exhibit “F”, Table A, as applicable during Phase I and Phase II, respectively.
“Electricity Specifications” shall mean and refer, collectively, to the Electricity Consumption Threshold and the Back-Up Power Specifications.
“Environmental Laws” shall mean and refer to all now and hereafter existing Applicable Laws regulating, relating to, or imposing liability or standards of conduct concerning public health and safety or the environment.
“Environmental Reports” shall mean and refer to those certain reports listed on Exhibit “J”, attached hereto.
“Event of Default by Tenant” shall mean and refer to the occurrence of any of the Events of Default by Tenant described in Sections 15.1.1-15.1.5, inclusive.
“Excess Rent” shall mean and refer to any consideration in excess of the sum of (a) the pro-rata portion of Rent applicable to the portion of the Tenant Space subject to the assignment or sublease, less (b) the reasonable leasing costs (i.e., tenant improvement allowances, other design and construction costs, legal fees and broker commissions paid by Tenant) actually incurred by Tenant in connection with such sublease or assignment.
“Extension Option” shall mean and refer to Tenant’s option to extend the Term of the Lease, the number and duration of which is as set forth in Item 6 of the Basic Lease Information, and the terms for which are as set forth in Section 2.3 of the Standard Lease Provisions.
“Extension Option Exercise Notice” shall mean and refer to written notice from Tenant to Landlord specifying that Tenant is irrevocably exercising an Extension Option so as to extend the Term of this Lease by the applicable Extension Term on the terms set forth in Section 2.3 of the Standard Lease Provisions.
“Extension Term” shall mean and refer to the duration of each duly authorized Extension Option, as set forth in Item 6 of the Basic Lease Information.
“Extension Term Base Rent” shall mean and refer to the monthly Base Rent payable with respect to the Tenant Space during an Extension Term.
“Financial Statements” shall mean and refer to audited annual financial statements of the indicated entity, including (i) an opinion of a certified public accountant, (ii) a balance sheet, and (iii) a profit and loss statement (income statement), all prepared in accordance with generally accepted accounting principles consistently applied.
“First Interruption” shall mean and refer to the first (1st) Separate/Independent Interruption of Landlord’s Essential Services occurring in any period of twelve (12) consecutive months.
“Force Majeure” shall mean and refer to any cause or reason beyond the reasonable control of the party obligated to perform hereunder, including, but not limited to, strike, labor trouble, governmental rule, regulations, ordinance, statute or interpretation, or fire, earthquake, or civil commotion.
“Four-Plus Interruption” shall mean and refer to the fourth (4th), and any subsequent, Separate/Independent Interruption of Landlord’s Essential Services occurring in any then-current Interruption Accrual Period.

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“Generator Fuel Usage” shall mean and refer to Tenant’s pro rata share of all fuel used by the element(s) of the Back-Up Power Systems described in Item 3 of Exhibit “F”, Table A. Such pro rata share shall be calculated as (A / B) as defined herein.
“Generator Fuel Payment” shall mean and refer to the actual cost of all Generator Fuel Usage that is not Maintenance Fuel Usage.
“Handle,” “Handled,” or “Handling” shall mean and refer to any installation, handling, generation, storage, treatment, use, disposal, discharge, release, manufacture, refinement, presence, migration, emission, abatement, removal, transportation, or any other activity of any type in connection with or involving Hazardous Materials.
“Hazardous Materials” shall mean and refer to: (1) any material or substance: (i) which is defined or becomes defined as a “hazardous substance,” “hazardous waste,” “infectious waste,” “chemical mixture or substance,” or “air pollutant” under Environmental Laws; (ii) containing petroleum, crude oil or any fraction thereof; (iii) containing PCBs; (iv) containing ACM; (v) which is radioactive; (vi) which is infectious; or (2) any other material or substance displaying toxic, reactive, ignitable, explosive or corrosive characteristics, and is defined, or becomes defined by any Environmental Law.
“Holder” shall mean and refer to any mortgagee or beneficiary with a mortgage or deed of trust encumbering the Property or any portion thereof, or any lessor of a ground or underlying lease with respect to the Property or any portion thereof.
“HVAC” shall mean and refer to heating, ventilation and air conditioning.
“HVAC Specifications” shall mean and refer to the specifications set forth in Item 4(a) and (b) of Exhibit “F”, Table A.
“Installation Fee” shall mean and refer to the Installation Fee set forth in Item 9 of the Basic Lease Information, subject to the terms of Section 3.2 of the Standard Lease Provisions.
“Interruption Accrual Period” shall mean and refer to the period of twelve (12) consecutive months occurring from and after each First Interruption.
“Interruption Cure Completion Notice” shall mean and refer to written notice from Landlord that a particular Interruption of Landlord’s Essential Services or Loss of Redundancy has been rectified.
“Interruption — Electrical” shall mean and refer to the occurrence of a partial or complete interruption of electricity to collective pair of A-side and B-side PDUs supplying electrical power to Tenant’s Personal Property within the Premises; provided that such occurrence is not caused by any act or omission of Tenant or any other Tenant Party, nor by a Casualty Event, nor by, or during, an ECT Overage. The foregoing notwithstanding, if (a) Tenant fails to take advantage of the redundant electrical design of the Premises (e.g. Tenant “single-cords” its equipment in a scenario where “dual-cording” of Tenant’s equipment is available), (b) there occurs an interruption of electricity to one (1) or more PDUs from which Tenant draws electricity to power Tenant’s Personal Property, (c) such interruption results in a power outage in one (1) or more items of Tenant’s Personal Property, and (d) such power outage could have been avoided if Tenant had taken proper advantage of the electrical redundancies in the Premises, then such interruption will be deemed not to have been an Interruption — Electrical.
“Interruption — Electrical Duration Threshold” shall mean and refer to an aggregate of six (6) minutes in any rolling twelve (12) month period.
“Interruption — Humidity” shall mean and refer to the occurrence of the average relative humidity of the Premises measured at the return air vents in the Premises being outside of the Target Humidity Range for a period of ninety (90), or more, consecutive minutes; provided that such occurrence is not caused by any act or omission of Tenant or any other Tenant Party, nor by a Casualty Event, nor by, or during, an ECT Overage. For the avoidance of doubt, the duration of each Interruption — Humidity shall commence from

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and after the expiration of the ninetieth (90th) consecutive minute of the average relative humidity of the Premises being outside of such Target Humidity Range.
“Interruption of Landlord’s Essential Services” shall mean and refer to (a) an Interruption — Electrical; (b) an Interruption — Temperature, or (c) an Interruption — Humidity.
“Interruption — Temperature” shall mean and refer to the occurrence of the average temperature of the Premises measured at the return air vents in the Premises being outside of the Target Temperature Range for a period of ninety (90), or more, consecutive minutes; provided that such occurrence is not caused by any act or omission of Tenant or any other Tenant Party, nor by a Casualty Event, nor by, or during, an ECT Overage. For the avoidance of doubt, the duration of each Interruption — Temperature shall commence from and after the expiration of the ninetieth (90th) consecutive minute of the average temperature of the Premises being outside of the Target Temperature Range. The foregoing notwithstanding, in the event that the average temperature of the Premises measured at the return air vents in the Premises reaches (or exceeds) one hundred (100) degrees Fahrenheit for any period of time, such occurrence will be deemed to have been an Interruption — Temperature, regardless of whether such average temperature has been outside of the Target Temperature Range for ninety (90) consecutive minutes; provided that such occurrence is not caused by any act or omission of Tenant or any other Tenant Party, nor by a Casualty Event, nor by, or during, an ECT Overage).
“Land” shall mean and refer to the Land described in Item 14 of the Basic Lease Information.
“Landlord” shall mean and refer to the Landlord set forth in Item 1 of the Basic Lease Information.
“Landlord Default” shall mean and refer to the occurrence of a Landlord Default, as described in Section 16.1.1.
“Landlord Group” shall mean and refer to Landlord and its directors, officers, shareholders, members, employees, constituent partners, affiliates, beneficiaries and trustees.
“Landlord’s Access Control Systems” shall mean and refer to: (i) a check-in desk at the Building’s main entrance operated by Landlord twenty-four (24) hours per day, seven (7) days per week, fifty-two (52) weeks per year, (ii) an electronic “key card” system to control access to the Datacenter, (iii) a video surveillance system in the Datacenter and certain Common Areas; (iv) Building main entry doors have “key card” access control with emergency egress, as required by code, to allow for override of the key card system in the event of emergency; (v) all doors in the Building with access control are monitored; (vi) key lock to control access to the Premises.
“Landlord’s Actual Knowledge” or similar phrase shall mean and refer to the actual current knowledge, as of the Effective Date, of Carol Stensrud, Digital Realty Trust, L.P., Asset Manager for the Building, Rick Berk, Vice President of Digital Realty Trust, L.P., and David J. Caron, Senior Vice President of Digital Realty Trust, L.P. (the foregoing three (3) individuals, being employees of Digital Realty Trust, L.P., who would have direct and specific knowledge regarding the Building, but who shall not have the duty of additional investigation in connection with this Lease).
“Landlord’s Essential Services” shall mean and refer to Landlord’s obligations to meet the Electricity Specifications and the HVAC Specifications.
“Landlord’s Installations” shall mean and refer to the installations defined as such, as set forth on Exhibit “E”, attached hereto.
“Landlord’s Lease Undertakings” shall mean and refer to any representation, warranty, covenant, undertaking or agreement contained in any of the Lease Documents that is to be provided or performed by Landlord.
“Landlord’s Liability Cap” shall mean and refer to an aggregate amount of Landlord’s interest in the Property not to exceed $10,000,000.00.

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“Late Charge” shall mean and refer to a sum equal to five percent (5%) of the amount of a particular Late Payment.
“Late Payment” shall mean and refer to the portion of any payment of Rent that (a) is not a disputed in good faith by Tenant in writing prior to the due date thereof; and (b) Landlord has not received from Tenant prior to the Delinquency Date.
“Late Payment Interest” shall mean and refer to interest on a particular Late Payment at the Default Rate.
“Lease Documents” shall mean and refer to this Lease and all schedules, exhibits, riders, amendments, and addenda to this Lease.
“Loss of Redundancy” shall mean and refer to the occurrence of any unscheduled disruption and/or loss of electricity to the A-side or B-side PDUs supplying electrical power to Tenant’s Personal Property within the Premises; provided that such occurrence is not caused by any act or omission of Tenant or any other Tenant Party, nor by a Casualty Event, nor by, or during, an ECT Overage. For the purposes of clarity, the disruption of electricity to any such A-side or B-side PDU that occurs (and continues only) during a PM Activity for the PDUs will be deemed not to have been a Loss of Redundancy.
“Maintenance Fuel Usage” shall mean and refer to Generator Fuel Usage that is used for the performance of Landlord’s maintenance obligations hereunder.
“Master Lease” shall mean and refer to an agreement between Landlord and the Third Party Tenant regarding the operation and control of the Premises.
“Maximum Structural Load” shall mean and refer to the Maximum Structural Load set forth in Item 19 of the Basic Lease Information.
“Metering Equipment — Tenant Space” shall mean and refer to a metering device (or metering devices) for monitoring the utilities serving, provided to and/or used in the Tenant Space.
“MMR Services” shall mean and refer to the services typically provided by companies in the primary business of providing carrier-neutral interconnections, such as Equinix, CRG West and Telehouse, including without limitation, furnishing of space, racks and pathway to telecommunications carriers for the purpose of such carriers’ placement and maintenance of computer, switch and/or communications equipment and cross-connections by such carriers with the communications cable and facilities of other parties in the Building.
“Noticed Holder” shall mean and refer to a Holder for which Tenant has been notified in writing of the address of such Holder.
“Other PDU kW-hr” shall mean and refer to the number of kilowatt-hours on the PDU(s) serving all portions of the Datacenter other than the Tenant Space during the same billing period as the applicable Datacenter Utility Bill for the Datacenter.
“Outage Credit” means the quotient achieved by dividing the Base Rent for the month in which the Interruption of Landlord’s Essential Services occurred by 60.
“Outside Completion Date” shall mean and refer to the Outside Completion Date set forth in Item 4 of the Basic Lease Information, subject to the terms of Section 2.2.2 of the Standard Lease Provisions.
“Partial Month” shall, in the event of a Commencement Date that occurs on a date that is other than the first (1st) day of a calendar month, mean and refer to the number of calendar days (including the Commencement Date) remaining in the month in which the Commencement Date occurs.
“Pathways” shall mean and refer to the Pathways described in Item 7 of the Basic Lease Information.
“PCBs” shall mean and refer to polychlorinated biphenyls.

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“PDUs” shall mean and refer to power distribution units.
“Periods of Premises Operation” shall mean and refer to those periods of equipment operation within the Premises (i.e., periods during electrical power is being drawn by Tenant’s Personal Property).
“Periods of Premises Underutilization” shall mean and refer to those periods during which none of Tenant’s Personal Property is operating in the Premises (i.e., periods during which there is no electrical power being drawn by Tenant’s Personal Property).
“Permitted Transfer” shall mean and refer to: (i) the transfer of a majority interest of the outstanding shares of stock of Tenant, (ii) the merger of Tenant with another entity or entities, and (iii) the sale of all or substantially all of Tenant’s assets, and/or (iv) Affiliate Transfers; provided that, in any such event, (a) the action is taken pursuant to a bona fide business transaction and not principally or exclusively as a means to evade the consent requirements under this Lease, and (b) the “Tenant” under this Lease after such transaction has a net worth (which shall be equal to total assets minus total liabilities and determined in accordance with generally accepted accounting principles (“GAAP”)) of not less than the net worth (as determined in accordance with GAAP) of Tenant as of the Effective Date of this Lease, as evidenced in a manner reasonably acceptable to Landlord.
“Permitted Use” shall mean and refer to the placement, installation, operation, repair and maintenance of computer, switch and/or communications equipment and connections of such equipment (subject to the terms of Section 1.3 of the Standard Lease Provisions), via telecommunications cables, with the facilities and/or equipment of other tenants in the Datacenter or the Building.
“PM Activity” shall mean and refer to each of the activities contained on Landlord’s then-current PM Standards.
“PM Audit” shall mean and refer to Tenant’s inspection of the PM Books and Records.
“PM Audit Notice” shall mean and refer to written notice of Tenant’s intent to perform a PM Audit.
“PM Books and Records” shall mean and refer to the books and records used by Landlord for documenting performance of the PM Activities.
“PM Schedule” shall mean and refer to Landlord’s then-current schedule for the performance of the PM Activities.
“PM Standards” shall mean and refer to the activities of preventative maintenance that Landlord performs with regard to the equipment that serves the Premises. Landlord’s current list of PM Standards is available on the Internet at the following URL:
http://www.digitalrealtytrust.com/leasing
“POP Room” shall mean and refer to the POP Room described in Item 16 of the Basic Lease Information.
“Premises” shall mean and refer to the Premises described in Item 7 of the Basic Lease Information.
“Premises PDU kW-hr” shall mean and refer to the number of kilowatt-hours on the PDU(s) serving the Premises during the same billing period as the applicable Datacenter Utility Bill for the Datacenter. In the formulas set forth in Section 3.5.1(a) and (b), below, the applicable Premises PDU kW-hr is represented by the letter “A”.
“Prepaid Rent” shall mean and refer to the Prepaid Rent set forth in Item 10 of the Basic Lease Information, subject to the terms of Section 3.1 of the Standard Lease Provisions.
“Prior Tenant Space” shall mean the premises and pathway which are being relocated and re-assigned pursuant to Section 1.4 of the Standard Lease Provisions.

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“Property” shall mean and refer to the Land, the Building, and Landlord’s personal property thereon or therein.
“Pump Room” shall mean and refer to that certain pump room which serves (but is located outside of) the Datacenter.
“Qualifying Chronic Outage” shall mean and refer to the occurrence of:
     (a) each Separate/Independent Interruption of Landlord’s Essential Services, which continues for four (4) or more consecutive hours, regardless of whether or not such Interruption of Landlord’s Essential Services was caused by Force Majeure (i.e., each such Interruption of Landlord’s Essential Services equals one (1) Qualifying Chronic Outage),
     (b) each complete period of seven hundred twenty (720) consecutive hours occurring during a Loss of Redundancy (i.e., each such period equals one (1) Qualifying Chronic Outage), and
     (c) the collective occurrence within a rolling period of ninety (90) consecutive days of five (5) Separate/Independent Interruptions of Landlord’s Essential Services — Electrical of any duration to the same pair of A-side and B-side PDUs, regardless of whether or not such Interruptions — Electrical were caused by Force Majeure (i.e., each five (5) equals one (1) Qualifying Chronic Outage).
“Rent” shall mean and refer to all Base Rent, plus all Additional Rent.
“Repair Period-Actual” shall mean and refer to the period of time that it actually takes to repair and/or restore the Building following a Casualty Event in order to enable Tenant’s use of the Tenant Space in the ordinary conduct of Tenant’s business.
“Repair Period-Estimated” shall mean and refer to the period of time, which Landlord estimates will be required for the repair and/or restoration of the Building following a Casualty Event in order to enable Tenant’s use of the Tenant Space in the ordinary conduct of Tenant’s business.
“Second Interruption” shall mean and refer to the second (2nd) Separate/Independent Interruption of Landlord’s Essential Services occurring in any then-current Interruption Accrual Period.
“Security Documents” shall mean and refer to: (i) all ground leases or underlying leases; (ii) the lien of any mortgage, deed, or deed of trust; (iii) all past and future advances made under any such mortgages, deeds, or deeds of trust; and (iv) all renewals, modifications, replacements and extensions of any such ground leases, master leases, mortgages, deeds, and deeds of trust.
“Separate/Independent Interruption of Landlord’s Essential Services”, and similar phrases used herein, shall mean and refer to (a) Interruptions of Landlord’s Essential Services that occur from separate and unrelated root causes; or (b) a further occurrence of a particular Interruption of Landlord’s Essential Services that occurs after Landlord has provided Tenant the Interruption Cure Completion Notice with regard to the immediately preceding occurrence of such Interruption of Landlord’s Essential Services.
“Separate/Independent Interruption of Landlord’s Essential Services — Electrical”, and similar phrases used herein, shall mean and refer to (a) Interruptions — Electrical that occur from separate and unrelated root causes; or (b) a further occurrence of a particular Interruption — Electrical that occurs after Landlord has provided Tenant the Interruption Cure Completion Notice with regard to the immediately preceding occurrence of such Interruption — Electrical.
“Shared Mechanical Costs” shall mean and refer to the utility costs related to all items of mechanical and electrical equipment that serve the Premises, but which are commercially impractical of being separately metered to the Premises, due to the fact that such items (and/or the utility meters monitoring same) are designed to serve (and/or monitor) more areas of the Datacenter and/or Building than just the Premises. Shared Mechanical Costs shall also include all costs related to the delivery of each utility as well as the relevant “unit consumption costs”, including, but not limited to, recurring network charges, subscription

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charges or one-off maintenance charges imposed by the utility provider. For the avoidance of doubt, and for the purposes of illustration, but not limitation, the Shared Mechanical Costs include the utility costs related to shared electrical system equipment and shared HVAC system equipment, as well as the costs related to the electrical power dissipation that occurs between a utility’s power meters that monitor power consumption at the Datacenter level or the Building level and those meters that monitor power consumption at the Premises level, such dissipation being inherent to the total amount of electrical power required to operate the Datacenter.
“Shared Mechanical Equipment” shall mean certain equipment within the Tenant Space, and/or equipment located outside the Tenant Space but serving the Tenant Space, including, without limitation, certain cooling equipment, that is commercially impractical of being separately metered to the Tenant Space, because it utilizes equipment and/or facilities designed to serve more area of the Datacenter and/or the Building than just the Tenant Space.
“Shared Mechanical Metering Equipment” shall mean and refer to metering equipment that separately meters utilities provided specifically to the Tenant Space by the Shared Mechanical Equipment.
“SNDA” shall mean and refer to a subordination, non-disturbance and attornment agreement in a form that is reasonably acceptable to Tenant, which provides that, so long as there is no Event of Default by Tenant, Tenant may remain in possession of the Tenant Space under the terms of this Lease, even if the Holder should acquire Landlord’s title to the Building.
“Taking” shall mean and refer to the Property, or some portion thereof, having been taken under the power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or sold to prevent the exercise thereof.
“Target Commencement Date” shall mean and refer to the Target Commencement Date set forth in Item 4 of the Basic Lease Information, subject to the terms of Section 2.2.2 of the Standard Lease Provisions.
“Target Humidity Range” the range of relative humidity percentages described in Item 4(b) of Exhibit “F”, Table A.
“Target Temperature Range” the range of temperatures described in Item 4(a) of Exhibit “F”, Table A.
“Taxes — Equipment” shall mean and refer to all governmental fees, taxes, tariffs and other charges levied directly or indirectly against any personal property, fixtures, machinery, equipment, apparatus, systems, connections, interconnections and appurtenances located in, or used by Tenant in or in connection with, the Tenant Space.
“Taxes — Other” shall mean any excise, sales, privilege or other tax, assessment or other charge (other than income taxes) imposed, assessed or levied by any governmental or quasi-governmental authority or agency upon Landlord on account of (i) the Rent (and other amounts) payable by Tenant hereunder (or any other benefit received by Landlord hereunder), including, without limitation, any gross receipts tax, license fee or excise tax levied by any governmental authority, (ii) this Lease, Landlord’s business as a lessor hereunder, and/or the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy of any portion of the Tenant Space (including, without limitation, any applicable possessory interest taxes), (iii) this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Tenant Space, or (iv) otherwise in respect of or as a result of the agreement or relationship of Landlord and Tenant hereunder.
“Tenant” shall mean and refer to the Tenant set forth in Item 2 of the Basic Lease Information.
“Tenant Affiliate” shall mean and refer to any partnership, limited liability company, or corporation or other entity, which, directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, Tenant.

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“Tenant Delay” shall mean and refer to a delay in Landlord’s completion of the Commencement Date Conditions, which is attributable to or caused by any change order by Tenant. The foregoing notwithstanding, Landlord and Tenant agree that Tenant shall have no express right hereunder to request or demand that a change in the Tenant Space specifications be made. As such, in order for any Tenant-requested change to have any effect, all such change requests (if acceptable to Landlord) must be documented in an amendment to this Lease, which shall account for the “Deemed Commencement Date” effect described in Section 2.2.4 of this Lease.
“Tenant Group” shall mean and refer to Tenant and its directors, officers, shareholders, members, employees, constituent partners, and Tenant Affiliates.
“Tenant Parties” shall mean and refer, collectively to Tenant, the other members of the Tenant Group, Tenant’s Transferees, and their respective contractors, clients, servants, representatives, licensees, Colocating Parties, agents, and invitees.
“Tenant Space” shall mean and refer to the Premises together with the Pathway.
“Tenant Space Customer” shall mean and refer to each customer or other person or entity to which Tenant, any Tenant Affiliate, any other Tenant Party, or any Transferee, provides goods or services, which are in any way related to or associated with the use of the Tenant Space, including, but not limited to, those customers, persons or entities now or hereafter conducting transactions or other operations by or through or in connection with equipment located within the Tenant Space.
“Tenant’s Datacenter Utility Payment” shall mean and refer to Tenant’s pro rata portion of the applicable Datacenter Utility Costs, during the same billing period as the applicable Datacenter Utility Bill for the Datacenter, being allocated to the Premises based on the amount of the Premises PDU kW-hr during such billing period, as compared to the Total Datacenter PDU kW-hr during the same billing period. In the formula set forth in Section 3.5.1(a), below, Tenant’s Datacenter Utility Payment, related to the applicable Datacenter Utility Bill, is represented by the letter “G”.
“Tenant’s Personal Property” shall mean and refer, collectively, to all cable, wiring, connecting lines, and other installations, equipment or property installed or placed by, for, through, under or on behalf of Tenant or any Tenant Party anywhere in the Building, the Datacenter, and/or the Tenant Space, not including any equipment or property owned, leased or licensed by Landlord or any other member of the Landlord Group. Additionally, for the purposes of clarity, the parties acknowledge that “Tenant’s Personal Property” includes all equipment or property, other than equipment or property owned, leased or licensed by Landlord or any other member of the Landlord Group, installed and/or placed anywhere in the Building, the Datacenter, and/or the Tenant Space by any party specifically and solely in order to provide any service to Tenant or any Tenant Party (e.g., data storage/archiving and data recovery type equipment that is utilized by or for Tenant or any Tenant Party in the Tenant Space, but which is actually owned by a third party, other than Landlord or any other member of the Landlord Group).
“Tenant’s Separately Metered Utility Payment” shall mean the actual cost of all utilities, if any, that serve, are provided to and/or are used in, or for, the Tenant Space, for which the costs that are applicable to the Tenant Space are wholly and separately metered to the Tenant Space.
“Tenant’s Shared Mechanical Payment” shall mean each Tenant’s Datacenter Utility Payment.
“Tenant’s Utility Payment” shall mean and refer to each Tenant’s Shared Mechanical Payment and each Tenant’s Separately Metered Utility Payment.
“Term”; “Term of this Lease”; and “Term of the Lease” shall mean and refer to the period described in Item 5 of the Basic Lease Information, subject to the terms of such Item 5.

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“Third Interruption” shall mean and refer to the third (3rd) Separate/Independent Interruption of Landlord’s Essential Services occurring in any then-current Interruption Accrual Period.
“Third Party POP Room Operator” shall mean and refer to an entity, who is not an affiliate of Landlord, with whom Landlord may hereafter contract for the operation and control of the POP Room.
“Third Party Tenant” shall mean and refer to an entity, who is not an affiliate of Landlord, with whom Landlord may hereafter contract for the operation and control of the Premises.
“Total Datacenter PDU kW-hr” shall mean and refer to the number of kilowatt-hours on the PDU(s) serving the Datacenter during the same billing period as the applicable Datacenter Utility Bill for the Datacenter, being represented by the sum of the Premises PDU kW-hr plus the Other PDU kW-hr. In the formulas set forth in Sections 3.5.1(a) and (b), below, the applicable Total Datacenter PDU kW-hr is represented by the letter “B”.
“Transfer” shall mean and refer to (a) a sublease of all or any part of the Tenant Space, (b) an assignment of this Lease, and/or (c) any other agreement (i) permitting a third party (other than Tenant’s employees and occasional guests) to occupy or use any portion of the Tenant Space, or (ii) otherwise assigning, transferring, licensing, mortgaging, pledging, hypothecating, encumbering, or permitting a lien to attach to its interest under, this Lease.
“Transferee” shall mean and refer to any person or entity to whom a Transfer is made or sought to be made.
“Transfer Notice” shall mean and refer to a written request for Landlord’s consent to a particular Transfer, which notice shall include (i) a statement containing: (a) the name and address of the proposed Transferee; and (b) all of the principal terms of the proposed Transfer; (ii) current, certified financial statements of the proposed Transferee, and any other information and materials reasonably required by Landlord to enable Landlord to adequately review the financial responsibility of the proposed Transferee; (iii) such other information and materials as Landlord may reasonably request (and if Landlord requests such additional information or materials, the Transfer Notice shall not be deemed to have been received until Landlord receives such additional information or materials); and (iv) the form of the proposed assignment or other Transfer documentation that will be executed by Tenant and the proposed Transferee.
“UPS Plant” shall mean and refer to an uninterruptable power supply plant.
“UPS Room” shall mean and refer to that certain UPS room which serves (but is located outside of) the Datacenter.

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3105 ALFRED STREET
TURN KEY DATACENTER LEASE
     This Turn Key Datacenter Lease (this “Lease”) is entered into as of the Effective Date specified in Item 4 of the Basic Lease Information, by and between Landlord (as set forth in Item 1 of the Basic Lease Information, below) and Tenant (as set forth in Item 2 of the Basic Lease Information, below):
RECITALS
     A. Landlord is the owner of the Land (as set forth in Item 14 of the Basic Lease Information, below). The Land is improved with, among other things, the Building (as set forth in Item 15 of the Basic Lease Information, below), which Building is also owned by Landlord.
     B. Tenant desires to lease (i) space in the Datacenter and (ii) certain Pathways between the Datacenter and the POP Rooms, as described in Exhibit C.
     C. Unless otherwise specifically indicated to the contrary, all initially capitalized terms contained in this Lease shall have the meanings set forth on Schedule “1”, attached to this Lease.
     NOW, THEREFORE, in consideration of the covenants and agreements hereinafter set forth, Landlord and Tenant agree as follows:
BASIC LEASE INFORMATION

1. Landlord:	Digital Alfred, LLC, a Delaware limited liability company

2. Tenant:	Constant Contact, Inc., a Delaware corporation

3. Tenant Addresses:	Tenant Address for Notices:

Constant Contact, Inc. 1601 Trapelo Road Waltham, MA 02451 Attn: Senior Vice President, Engineering and Operations Phone: 781-472-8100 Email: jwalsh@constantcontact.com

With copies to:

Constant Contact, Inc. 1601 Trapelo Road Waltham, MA 02451 Attn: General Counsel Phone: 781-472-8100 Email: general_counsel@constantcontact.com

And:

WilmerHale 60 State Street Boston, MA 02109 Attn: Paul Jakubowski, Esq. Phone: 617-526-6948 Email: paul.jakubowski@wilmerhale.com

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Tenant Address for Invoice of Rent:

Constant Contact, Inc. 1601 Trapelo Road Waltham, MA 02451 Attn: Accounts Payable Phone: 781-472-8100 Email: ap@constantcontact.com

4. Effective Date/Commencement Date:

(a) Effective Date:	December 31, 2010, being the latest of the parties’ respective dates of execution of this Lease, as set forth on the signature page of this Lease (and which date shall be inserted in this Item 4 by Landlord, upon Landlord’s counter-execution of this Lease.)

(b) Target Commencement Date:	May 1, 2011.

(c) Early Delivery Date:	April 1, 2011

(d) Outside Completion Date:	June 30, 2011

(e) Commencement Date:	Subject to the terms of Section 2.2.4 of the Standard Lease Provisions, the date upon which Landlord has completed the Commencement Date Conditions.

5. Term:	Approximately seventy-two (72) full calendar months (i.e., commencing on the Commencement Date and expiring on the last day of the seventy-second (72nd) full calendar month thereafter).

For the avoidance of doubt, Landlord and Tenant acknowledge and agree that, if the Commencement Date occurs on a date that is other than the first (1st) day of a calendar month, the Term of this Lease shall be deemed to have been automatically extended by the number of calendar days in the Partial Month, such that the Term of the Lease shall then be equal to the number of full calendar months described above, plus the number of calendar days in the Partial Month.

For example:

a. If the Commencement Date occurs on May 1, 2011, then the seventy-two (72) full calendar month Term of this Lease would commence on May 1, 2011, and expire on April 30, 2017.

b. If, however, the Commencement Date occurs on May 18, 2011, then the seventy-two (72) full calendar month Term of this Lease would commence on May 18, 2011, and expire on May 31, 2017. In this example, the period occurring from May 18, 2011 through May 31, 2011 is the Partial Month. The Base Rent payable by Tenant hereunder during such Partial Month shall be payable by Tenant on a pro-rated basis, in accordance with Section 3.1 of the Standard Lease Provisions, at a rate equal to the rate of Base Rent that would otherwise be due and payable by Tenant hereunder with regard to the first (1st) month of the Term of this Lease (pro-rated on a per diem basis). However, in this example, the first (1st) month of the seventy-two (72) full calendar month Term of this Lease would, for the purposes of calculating the expiration of the Term of the Lease, be deemed to be the month of June, 2011.

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6. Extension Options/Extension Term:	Two (2) Extension Options, each to extend the Term for an Extension Term of forty-eight (48) months, subject to the terms of Section 2.3, below.

7. Premises/Pathway:

(a) Premises:	Landlord and Tenant acknowledge and agree that the “Premises” will consist of two (2) spaces (being Premises-A and Premises-B, each as defined below), collectively comprising approximately 3,600 square feet of area within the Datacenter, and shall be delivered to Tenant in two (2) phases, as follows:

1. Phase I. For the period commencing on the Commencement Date and continuing until the occurrence of the Phase II Expansion Date (defined below) (such period being referred to herein as “Phase I”), the Premises shall consist of approximately 1,800 square feet of area within the Datacenter (as depicted on Exhibit “A”, attached hereto, “Premises-A”). During Phase I, the term “Tenant Space” shall mean and refer to Premises-A and the Pathway.

2. Phase II. On the first (1st) day of the seventh (7th) full calendar month of the Term of this Lease (the “Phase II Expansion Date”), the Premises shall be deemed to have been automatically expanded to include approximately 1,800 square feet of additional area within the Datacenter (as depicted on Exhibit “A”, “Premises-B”). For the period commencing on the Phase II Expansion Date and continuing through the balance of the Term (such period being referred to herein as “Phase II”), the Premises shall be deemed to include Premises-A and Premises-B. During Phase II, the term “Tenant Space” shall mean and refer to Premises-A, Premises-B and the Pathway.

(b) Pathways:	As described on Exhibit “C”.

8. Base Rent:	$47,770.00 per month for the period commencing on the Commencement Date and expiring on the last day of the sixth (6th) full calendar month of the Term of the Lease.
(months 1 — 6 of the Term)

$95,540.00 per month for months 7 — 12 of the Term.

$98,406.20 per month for months 13 — 24 of the Term.

$101,358.39 per month for months 25 — 36 of the Term.

$104,399.14 per month for months 37 — 48 of the Term.

$107,531.11 per month for months 49 — 60 of the Term.

$110,757.05 per month for months 61 — 72 of the Term.

9. Installation Fee:	$25,000.00 (the “Installation Fee”).

10. Prepaid Rent:	$47,770.00 (being the first (1st) month’s Base Rent). Such Prepaid Rent shall be applied to the Base Rent due in month 1 of the Term of this Lease.

11. Landlord’s Address for Notices:	Digital Alfred, LLC	With copies to:
c/o Digital Realty Trust, L.P.

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1100 Space Park Drive, Suite 104 Santa Clara, CA 95054 Attn: Property Manager Facsimile No. (408) 387-8558 E-mail: leaseadministration@digitalrealtytrust.com	Digital Realty Trust, L.P. 1100 Space Park Drive, Suite 104 Santa Clara, CA 95054-3417 Attention: Asset Manager Facsimile No. (408) 387-8558

And:

Stutzman, Bromberg, Esserman & Plifka, A Professional Corporation 2323 Bryan Street, Suite 2200 Dallas, TX 75201 Attention: Noah K. Hansford Facsimile No. (214) 969-4999 E-mail: hansford@sbep-law.com

12. Landlord’s Address for Payment of Rent:	ACH Payments:

	Bank:	Bank of America NT&SA 1850 Gateway Blvd Concord, CA 94520-3282

	Routing Number: Account Number: Account Name: Regarding/Reference:	121000358 1499805879 Digital Alfred, LLC Tenant Account No, Invoice No

Wire Transfer:

	Bank:	Bank of America NT&SA 100 West 33rd Street New York, NY 10001

	Routing Number: Account Number: Account Name: Regarding/Reference:	026009593 1499805879 Digital Alfred, LLC Tenant Account No Invoice No

Contact Information:

Director of Cash Management Digital Realty Trust 560 Mission Street, Suite 2900 San Francisco, CA 94105 P: (415) 738-6509 F: (415) 495-3687

13. Brokers/Advisors:

(a) Landlord’s Broker:	Blickman-Turkus, Inc. and CB Richard Ellis, Inc.

(b) Tenant’s Advisor:	RampRate Sourcing Advisors, Inc.

14. Land:	The Land located at:

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3105 Alfred Street, Santa Clara, California

15. Building:	3105 Alfred Street: A one (1)-story building consisting of approximately 49,858 square feet.

16. POP Rooms:	The primary POP Room (approximately as depicted on Exhibit “A”, the “PPOP Room”) and the secondary POP Room (approximately as depicted on Exhibit “A”, the “SPOP Room”; together with the PPOP Room, collectively, the “POP Rooms”), each being located on the first (1st) floor of the Building.

17. Storage and Receiving:	As it relates to Tenant’s Personal Property that is delivered to the Building from time to time, Landlord agrees, upon twenty-four (24) hours’ prior notice from Tenant, but subject to reasonable availability of the space, to permit items of Tenant’s Personal Property to be stored temporarily (i.e., for no more than seventy-two (72) hours per delivery) on a non-exclusive basis in locked storage space in the loading area of the Building. Such shipments shall be accepted by Landlord and stored in such locked space until such time as Tenant takes delivery of said shipment. The foregoing notwithstanding, nothing contained in this Item 17 shall be deemed to waive or modify the terms of the Standard Lease Provisions, below (including, but not limited to, Sections 9.2, 14.1.1 and 14.2.1).

18. Intentionally Deleted:	Intentionally Deleted.

19.Maximum Structural Load:	250 pounds of live load per square foot.

20. Datacenter:	Suite 140 located on the first (1st) floor of the Building approximately as depicted on Exhibit “A” (the “Datacenter”).

21. Intentionally Deleted.	Intentionally Deleted.
     This Lease shall consist of the foregoing Basic Lease Information, the provisions of the Standard Lease Provisions, below, Schedule “1”, above, and Exhibits “A” through “K”, inclusive, all of which are incorporated herein by this reference as of the Effective Date. In the event of any conflict between the provisions of the Basic Lease Information and the provisions of the Standard Lease Provisions, the Basic Lease Information shall control.
[no further text on this page]

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STANDARD LEASE PROVISIONS
1. LEASE OF TENANT SPACE.
     1.1 Tenant Space. In consideration of the covenants and agreements to be performed by Tenant, and upon and subject to the terms and conditions of this Lease, Landlord hereby leases to Tenant for the Term, (i) the Premises; and (ii) the Pathways.
     1.2 Condition of Tenant Space. Tenant has inspected the Datacenter and the Tenant Space and, subject to Landlord’s completion of the Commencement Date Conditions, Tenant agrees to accept (a) Premises-A and the Pathway in their “AS IS, WHERE IS” condition on the Commencement Date, and (b) Premises-B in its “AS IS, WHERE IS” condition on the Phase II Expansion Date. Tenant acknowledges and agrees that (i) except as specifically set forth herein, no representation or warranty (express or implied) has been made by Landlord as to the condition of the Property, the Building, the Datacenter or the Tenant Space or their suitability or fitness for the conduct of the Permitted Use, its business or for any other purpose, and (ii) except as specifically set forth herein, Landlord shall have no obligation to construct or install any improvements in or to make any other alterations or modifications to the Property, Building or the Tenant Space.
     1.3 Datacenter Connection Area. Tenant acknowledges and agrees that all interconnections between the systems of Tenant and those of other tenants of the Datacenter, and all cross-connects between the systems of Tenant and those of carriers in the Building, must be made in the POP Rooms. Tenant acknowledges that the Datacenter Connection Area is a Common Area that will be used by and be accessible by other tenants and their technicians. Anything to the contrary contained in this Lease notwithstanding, Tenant acknowledges that the POP Rooms may hereafter be operated by a Third Party POP Room Operator. In such event, all operations in the POP Rooms (including all MMR Services), and all Tenant presences in the POP Rooms, including pathways, may be governed and controlled by the Third Party POP Room Operator; each and all of which shall be subject to the terms of this Lease and such agreements and costs as are mutually agreed in writing, by and between Tenant and the Third Party POP Room Operator.
     1.4 Relocation Right. Intentionally Deleted.
     1.5 Quiet Enjoyment; Access. Subject to all of the terms and conditions of this Lease, Tenant shall quietly have, hold and enjoy the Tenant Space in conformity with the Permitted Use without hindrance from Landlord or any person or entity claiming by, through or under Landlord. Subject to the terms and conditions of this Lease, including, without limitation, the Datacenter Rules and Regulations and Landlord’s Access Control Systems and Force Majeure, Tenant shall have access to the Tenant Space twenty-four (24) hours per day, seven (7) days per week.
     1.6 Common Area. The Common Area shall be subject to Landlord’s sole management and control and shall be operated and maintained in such manner as Landlord in Landlord’s discretion shall determine, subject to the rights of Tenant under this Lease and provided that Landlord will not take any actions with respect to such Common Area that will unreasonably interfere with Tenant’s access to the Tenant Space or the use of the Tenant Space for the Permitted Use. Tenant, and the other Tenant Parties, shall have the nonexclusive right to use the Common Area as constituted from time to time; such use to be in common with Landlord, the other members of the Landlord Group, other tenants of the Building and other persons entitled to use the same, and subject to such reasonable rules and regulations governing use of the Common Areas as Landlord may from time to time prescribe provided that written notice of such rules and regulations is provided to Tenant. Landlord may temporarily close any part of the Common Area for such periods of time as may be necessary to prevent the public from obtaining prescriptive rights or to make repairs or alterations.
2. TERM.
     2.1 Term. The term of this Lease, and Tenant’s obligation to pay Rent under this Lease, shall commence on the Commencement Date and shall continue in effect for the Term of the Lease, as the same may be extended, or earlier terminated, in accordance with the express terms of this Lease.
     2.2 Delivery of Tenant Space. Landlord shall use commercially reasonable efforts to satisfy the Commencement Date Conditions and deliver Premises-A and the Pathway to Tenant on or prior to the Target Commencement Date. Once and if Landlord completes the Commencement Date Conditions, Landlord and Tenant acknowledge and agree that, by virtue of Landlord’s delivery of the Commencement Date Notice to Tenant, Landlord shall be deemed to have delivered Premises-A and the Pathway to Tenant, and Tenant shall be deemed to have accepted the same.
          2.2.1 Landlord and Tenant agree that, if the Commencement Date Conditions have occurred prior to the Target Commencement Date, Landlord shall have the right to deliver the Commencement Date Notice to Tenant, and thereby cause the Commencement Date (or the Deemed Commencement Date, pursuant to Section 2.2.4, below) to occur, on or after the Early Delivery Date, provided that Landlord will use commercially reasonable efforts to deliver the notice of the Early Delivery Date at least ten (10) days prior to the Early Delivery Date.
          2.2.2 In the event that the Commencement Date Conditions have not been completed by the Target Commencement Date, subject to extension by virtue of Tenant Delay* and Force Majeure*, Landlord shall not be deemed in default hereunder, and the Commencement Date shall be postponed, as Tenant’s sole and exclusive remedy, until the date on which the Commencement Date Conditions have occurred. Notwithstanding the foregoing, in the event that Commencement Date Conditions have not occurred prior to the Outside Completion Date, subject to extension by virtue of Tenant Delay* and Force Majeure*, Tenant shall have the right, as its sole and exclusive remedy, to terminate this Lease, provided that (a) Tenant notifies Landlord of such termination prior to the earlier to occur of (1) completion of the Commencement Date Conditions; or (2) no later than ten (10) days after the Outside Completion Date; and (b) Landlord has not caused the Commencement Date Conditions to have been completed within five (5) days after its receipt of such notice of termination from Tenant. If (aa) the Commencement Date Conditions are completed prior to Tenant’s exercise of the foregoing termination right, (bb) the Commencement Date Conditions are completed within five (5) days after Tenant’s exercise of the foregoing termination right, or (cc) Tenant shall fail to exercise such termination right within ten (10) days after the Outside Completion Date, then such termination right shall, in any such event, be deemed to have expired and shall, thereafter, be of no further force or effect.
          * Landlord agrees to use commercially reasonable efforts to provide notice to Tenant of the occurrence of such a delay reasonably contemporaneously with such occurrence. Additionally, Landlord and Tenant agree that extensions of the Target Commencement Date and the Outside Completion Date by Force Majeure shall be capped at an aggregate of one hundred (100) days of such delays.
          2.2.3 Intentionally Deleted.

          2.2.4 Tenant agrees that, if the date of Landlord’s completion of the Commencement Date Conditions is, in effect, pushed back due to delays caused by Tenant Delay*, the Commencement Date shall, upon delivery of the Commencement Date Notice, be deemed (for the purpose of determining the first day of the Term and the first day of Rent accrual hereunder) to have been moved up to the Deemed Commencement Date. The foregoing notwithstanding, Landlord and Tenant agree that Landlord’s post-Commencement Date obligations hereunder shall, in the event of a Deemed Commencement Date, be deemed to have commenced as of the actual date that the Commencement Date Notice is delivered to Tenant.
          * Landlord agrees to use commercially reasonable efforts to provide notice to Tenant of the occurrence of such a delay reasonably contemporaneously with such occurrence.
          2.2.5 Delivery of Premises-B. Landlord and Tenant acknowledge and agree that, on the Phase II Expansion Date, Landlord shall be deemed to have delivered Premises-B to Tenant, and Tenant shall be deemed to have accepted the same. For the avoidance of doubt (and notwithstanding the fact that Premises-A and Premises-B are (or will be) constructed as one combined cage), Landlord and Tenant acknowledge and agree that Tenant shall have no right to occupy or use Premises-B (or any of the equipment or electrical power located in, provided to and/or serving such space, as applicable), until the occurrence of the Phase II Expansion Date.
     2.3 Extension Options.
          2.3.1 Subject to and in accordance with the terms and conditions of this Section 2.3, Tenant shall have the number of Extension Options specified in Item 6 of the Basic Lease Information to extend the Term of this Lease, for the respective Extension Terms specified in such Item 6, upon the same terms, conditions and provisions applicable to the then-current Term of this Lease (except as provided otherwise herein). The monthly Extension Term Base Rent payable with respect to the Tenant Space for each year of the Extension Term shall be increased hereunder as of the first (1st) day of each such year to be equal to one hundred three percent (103%) of the Base Rent payable for the immediately preceding month of the Term of the Lease, as extended.
          2.3.2 Tenant may exercise each Extension Option only by delivering an Extension Option Exercise Notice to Landlord at least six (6) calendar months prior to the then applicable expiration date of the Term, specifying that Tenant is irrevocably exercising its Extension Option so as to extend the Term of this Lease by an Extension Term on the terms set forth in this Section 2.3. In the event that Tenant shall duly exercise an Extension Option, the Term shall be extended to include the applicable Extension Term (and all references to the Term in this Lease shall be deemed to refer to the Term specified in Item 5 of the Basic Lease Information, plus all duly exercised Extension Terms). In the event that Tenant shall fail to deliver an Extension Option Exercise Notice within the applicable time period specified herein for the delivery thereof, time being of the essence, at the election of Landlord, Tenant shall be deemed to have forever waived and relinquished such Extension Option, and any other options or rights to renew or extend the Term effective after the then applicable expiration date of the Term shall terminate and shall be of no further force or effect.
          2.3.3 Tenant shall have the right to exercise any Extension Option only with respect to the entire Tenant Space leased by Tenant at the time that Tenant delivers the applicable Extension Option Exercise Notice. If Tenant duly exercises an Extension Option, Landlord and

Tenant shall execute an amendment reflecting such exercise. Notwithstanding anything to the contrary herein, any attempted exercise by Tenant of an Extension Option shall, at the election of Landlord, be invalid, ineffective, and of no force or effect if, on the date on which Tenant delivers an Extension Option Exercise Notice, or on the date on which the Extension Term is scheduled to commence, there shall be an uncured Event of Default by Tenant under this Lease.
3. BASE RENT AND OTHER CHARGES.
     3.1 Base Rent. Tenant shall pay Base Rent to Landlord throughout the Term of this Lease. All Base Rent shall be paid to Landlord in monthly installments in advance on the first day of each and every calendar month throughout the Term of this Lease; provided, however, that (a) the installment of Base Rent for the first (1st) full calendar month of the Term shall be payable upon Tenant’s execution of this Lease; and (b) if the Term of this Lease does not commence on the first day of a calendar month, the Base Rent for the Partial Month shall (i) be calculated on a per diem basis determined by dividing the Base Rent above by the total number of calendar days in such Partial Month and multiplying such amount by the number of days remaining in such Partial Month from and after (and including) the Commencement Date, and (ii) be paid by Tenant to Landlord on the Commencement Date. Except as set forth in this Section 3.1, Tenant shall not pay any installment of Rent more than one (1) month in advance.
     3.2 Installation Fee. Tenant shall pay the Installation Fee to Landlord, no later than the thirtieth (30th) day following receipt of an invoice therefor. Landlord and Tenant acknowledge that the Installation Fee represents partial remuneration to Landlord in consideration of the costs incurred by Landlord in connection with Landlord’s Installations and otherwise in connection with Landlord’s fixturization of the Tenant Space related to this Lease.
     3.3 Payments Generally. Base Rent payable hereunder by Tenant (i) shall be payable to Landlord when due, without any prior notice or demand therefor, in lawful money of the United States without any abatement, offset or deduction whatsoever (except as specifically provided otherwise herein), and (ii) shall be payable to Landlord at the address of Landlord specified in Item 12 of the Basic Lease Information (or to such other person or to such other place as Landlord may from time to time designate in writing to Tenant). All forms of Additional Rent payable hereunder by Tenant (aa) shall be payable to Landlord within thirty (30) days after Tenant’s receipt of an invoice for same, without any other notice or demand therefor, in lawful money of the United States without any abatement, offset or deduction whatsoever (except as specifically provided otherwise herein), and (bb) shall be payable to Landlord at the address of Landlord specified in Item 12 of the Basic Lease Information (or to such other person or to such other place as Landlord may from time to time designate in writing to Tenant). No receipt of money by Landlord from Tenant after the termination of this Lease, the service of any notice, the commencement of any suit, or a final judgment for possession shall reinstate, continue or extend the Term of this Lease or affect any such notice, demand, suit or judgment. No partial payment by Tenant shall be deemed to be other than on account of the full amount otherwise due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord shall be entitled to accept such payment without compromise or prejudice to any of the rights of Landlord hereunder or under any Applicable Laws. In the event that the Commencement Date or the expiration of the Term (or the date of any earlier termination of this Lease) falls on a date other than the first or last day of a calendar month, respectively, the Rent payable for such partial calendar month shall be prorated based on a per diem basis.
          3.3.1 Landlord acknowledges and agrees that the Base Rent payable to Landlord under this Lease is on a “gross” basis except as otherwise expressly set forth herein, in consideration for all costs as may be incurred by Landlord for the operation, maintenance, management, insurance and repair of the Premises, Building and Property and the real estate taxes thereon. Except as otherwise expressly provided in this Lease, Tenant shall not be responsible for payment of any of Landlord’s costs or expenses in connection with the Tenant Space, Building and Property.
     3.4 Late Payments. As it relates to any Late Payment, Tenant shall, in addition to Tenant’s obligation to pay the Late Payment to Landlord, also be required to pay to Landlord, as Additional Rent, (i) a Late Charge, and (ii) Late Payment Interest from the Delinquency Date until the date the foregoing are paid, collectively, to cover Landlord’s additional administrative costs and damages related to such Late Payment, which are difficult, if not impossible, to determine. In no event, however, shall the charges permitted under this Section 3.4, or elsewhere in this Lease, to the extent the same are considered to be interest under Applicable Law, exceed the maximum lawful rate of interest. Landlord’s acceptance of any Late Charge, or any Late Payment Interest, shall not be deemed to constitute a waiver of Tenant’s default with respect to the Late Payment, nor prevent Landlord from exercising any of the other rights and remedies available to Landlord hereunder or under any Applicable Laws.
     3.5 Utilities. Tenant shall pay for all electricity and/or other utilities (e.g., chilled water) serving, provided to and/or used in, or for, the Tenant Space. Tenant shall pay each Tenant’s Utility Payment to Landlord, as Additional Rent, within thirty (30) days of receipt of each Tenant’s Utility Payment invoice. The formula described in Section 3.5.1, below, has been designed to capture Tenant’s Shared Mechanical Payment. Additionally, in the event that Landlord determines that it is no longer commercially impractical to separately meter some or all of the utility costs related to some or all of the Shared Mechanical Equipment, then Landlord may, at Landlord’s sole cost and expense, cause the relevant Shared Mechanical Equipment to be separately metered to the Tenant Space. In such event, Tenant’s Utility Payment related to the newly metered Shared Mechanical Equipment shall thereafter be the separately metered cost of the shared utilities provided to, serving and/or used in, the Tenant Space by such equipment based upon the Shared Mechanical Metering Equipment (i.e., such payment would then be a Tenant’s Separately Metered Utility Payment). Landlord and Tenant acknowledge and agree that the utility costs for which Tenant shall be responsible include the actual cost of all utilities (including electricity) serving, provided to and/or used in the UPS Room and the Pump Room. For the avoidance of doubt, it is the intent of the parties that this Section 3.5 represents a mechanism only for Landlord’s cost recovery with regard to utilities (including electrical power) serving, provided to and/or used in or for the Tenant Space, and that there is no intent for Tenant’s Utility Payment to include any element of profit to Landlord in connection therewith.
          3.5.1 Calculation of Tenant’s Datacenter Utility Payments.
               3.5.1.1 During Periods of Premises Operation, the term Tenant’s Datacenter Utility Payment, as it relates to each Datacenter Utility Bill, shall mean the result of the following formula:
G = N x (A / B)

               3.5.1.2 Intentionally Deleted.
          3.5.2 Periods of Premises Underutilization. Tenant acknowledges that Shared Mechanical Costs will be incurred for the operation of the Datacenter, regardless of whether there is any power being drawn in the Premises. As such, Section 3.5.1, above, notwithstanding, Landlord and Tenant hereby agree that, during Periods of Premises Underutilization, Tenant’s Shared Mechanical Payment shall be a reasonable proration of the Shared Mechanical Costs, based on the ratio that the square footage of the Premises bears to the square footage of the Datacenter.
          3.5.3 Generator Fuel Usage. Additionally, Tenant shall pay the cost of all Generator Fuel Usage, except for the extent to which such Generator Fuel Usage represents Maintenance Fuel Usage or results from the gross negligence or willful misconduct of Landlord. Landlord shall bill Tenant not more frequently than monthly for the amount of the Generator Fuel Payment. Tenant shall pay the Generator Fuel Payment to Landlord, as Additional Rent, within thirty (30) days of delivery of each Generator Fuel Payment invoice. For the avoidance of doubt, it is the intent of the parties that this Section 3.5.3 represents a mechanism only for Landlord’s cost recovery with regard to non-maintenance related Generator Fuel Usage, and that there is no intent for Tenant’s Generator Fuel Payment to include any element of profit to Landlord in connection therewith.
          3.5.4 Tenant’s Additional Rent Audit Right. Landlord shall keep complete books and records regarding all Additional Rent charges made by Landlord hereunder. All such records pertaining to a particular calendar year shall be retained for at least one (1) full calendar year after the expiration of such particular calendar year (i.e., all such records pertaining to the calendar year 2012 shall be retained at least until the end of the calendar 2013). Tenant shall have the right, once per twelve (12) month period during the Term, to audit the applicable Additional Rent records of Landlord to confirm that the Additional Rent charges billed to Tenant conform to the provisions of this Lease. Such right, as it relates to any calendar year, shall be exercisable by Tenant within one (1) year after the expiration of such calendar year. Landlord shall cooperate with Tenant during each such audit in providing Tenant reasonable access to Landlord’s books and records for the calculation of such items of Additional Rent during normal business hours to enable Tenant to audit such books and records. If the audit discloses any overpayment on the part of Tenant, then Tenant shall be entitled to a credit on the next succeeding installment of Additional Rent, following Landlord’s confirmation of the correctness of such audit conclusions, for an amount equal to the overcharge, and such credit shall be extended to succeeding installments of Additional Rent in the event such overcharge exceeds the amount of the next succeeding such installment. In the event the Term of this Lease has expired or been earlier terminated, then Tenant shall be entitled to a refund of such excess from Landlord within thirty (30) days after Landlord’s confirmation of the correctness of such audit conclusions. In addition, in the event such audit by Tenant discloses such an overcharge in excess of ten percent (10%) of the amount payable pursuant to this Lease, then Landlord shall pay to Tenant the reasonable costs and expenses of such audit, not to exceed Five Thousand and No/100 Dollars ($5,000.00) for any particular audit.
4. TAXES.
     4.1 Taxes — Equipment. Tenant shall be liable for and shall pay before delinquency all Taxes — Equipment. If any such Taxes — Equipment are levied or assessed against Landlord or the Property, and if Landlord elects to pay the same, Tenant shall pay to Landlord as Additional Rent, within thirty (30) days of Landlord’s demand therefor, that part of such Taxes — Equipment for which Tenant is liable hereunder. In the event that Tenant desires to contest such Taxes — Equipment, Landlord agrees to reasonably cooperate with Tenant in connection therewith at Tenant’s cost.
     4.2 Taxes — Other. Tenant shall pay to Landlord, as Additional Rent and within thirty (30) days of Landlord’s demand therefor, and in such manner and at such times as Landlord shall direct from time to time by written notice to Tenant all Taxes — Other.

          4.2.1 Landlord represents and warrants that, to the best of Landlord’s Actual Knowledge, (a) no Taxes-Other are due or payable with regard to this Lease as of the Effective Date of this Lease; and (b) no Taxes-Other will be due or payable with regard to this Lease with regard to the calendar year in which the Effective Date occurs.
5. INTENTIONALLY DELETED.
6. PERMITTED USE; COMPLIANCE WITH RULES AND LAWS; HAZARDOUS MATERIALS.
     6.1 Permitted Use. Tenant shall use the Tenant Space only for the Permitted Use. Any other use of the Tenant Space is subject to Landlord’s prior written consent, which consent may be withheld or conditioned in Landlord’s sole and absolute discretion.
          6.1.1 Limitations on Permitted Use. Tenant agrees that neither Tenant, nor any other Tenant Party, may use the Tenant Space, or operate within the Tenant Space, the Datacenter and/or the Building, in any manner, which: (i) causes or is reasonably likely to cause damage to the Property, the Building, the Datacenter, the Tenant Space or any Building System; (ii) will invalidate or otherwise violate a requirement or condition of any fire, extended coverage or any other insurance policy covering the Property, the Building, and/or the Tenant Space, or the property located therein, or will increase the cost of any of the same; (iii) constitutes a nuisance and/or otherwise unreasonably and materially interferes with other tenants’ or occupants’ use of space in the Building or otherwise at the Property, and/or any equipment, facilities or systems of any such tenant or occupant; (iv) unreasonably and materially interferes with the transmission or reception of microwave, television, radio, telephone, or other communication signals by antennas or other facilities located at the Property. Additionally, and notwithstanding anything to the contrary contained in this Section 6.1, Tenant agrees that neither Tenant, nor any other Tenant Party, may (a) operate a meet-me room in the Tenant Space or any other portion of the Building, (b) provide MMR Services in the Tenant Space or any other portion of the Building, or (c) refer to the Tenant Space as a “meet-me room”. Tenant agrees to reimburse Landlord for any losses, costs or damages caused by unauthorized parties who gain access to the Tenant Space or the Building through access cards, keys or other access devices provided to Tenant (or any other Tenant Party) by Landlord. Tenant agrees to reimburse Landlord, as Additional Rent, for any additional insurance premium charged by Landlord’s insurance carrier for any insurance policy by reason of Tenant’s failure to comply with the provisions of this Section 6.1.1.
     6.2 Datacenter Rules and Regulations. Tenant’s Permitted Use shall be subject to, and Tenant, and all other Tenant Parties, shall comply fully with the Datacenter Rules and Regulations. Landlord shall have the right, from time-to-time, to change, amend and/or supplement the Datacenter Rules and Regulations as may be deemed by Landlord, in the exercise of its sole but good faith discretion, advisable for the safety, care and/or cleanliness of the Tenant Space, the Datacenter, the Building and/or the Property, and/or for the preservation of good order in any of same; provided, however, that such changes to the Datacenter Rules and Regulations may not increase Tenant’s monetary obligations under this Lease or unreasonably interfere with Tenant’s Permitted Use of the Tenant Space. In the event of a conflict between the Datacenter Rules and Regulations and the terms of this Lease, the terms of this Lease shall govern. Tenant shall be responsible for causing the other Tenant Parties to comply with the Datacenter Rules and Regulations. Landlord shall notify Tenant in writing when changes are made to Datacenter Rules and Regulations.
     6.3 Compliance with Laws; Hazardous Materials.
          6.3.1 Compliance with Laws. Tenant, at Tenant’s sole cost and expense, shall timely take all action required to cause all Alterations and Tenant’s (and all other Tenant Parties’) use of the Tenant Space to comply at all times during the Term of this Lease in all respects with all Applicable Laws; provided, however, that in no event shall Tenant be obligated to make improvements of a capital nature to the Premises, Building or Property except to correct work performed by Tenant or its contractors.
               6.3.1.1 Landlord represents and warrants to Tenant that, as of the Effective Date (a) to the best of Landlord’s Actual Knowledge, the Building and the Premises are in material compliance with all Applicable Laws, including the requirements of all easement and encumbrance documents; (b) the Permitted Use of the Premises are permitted at the Property; (c) Landlord holds fee simple title to the Property, subject to all matters of record, and (as of the Effective Date) subject to no mortgage; (d) Landlord has full power and authority to enter into this Lease and has obtained all consents and taken all actions necessary to enable Landlord to do so; and (e) to the best of Landlord’s Actual Knowledge, no other party has any possessory right to the Premises or has claimed the same.
               6.3.1.2 Except for the extent of Tenant’s obligations with regard to compliance with Applicable Laws set forth in Section 6.3.1, above, Landlord covenants to timely take all action required to cause the Building and the Premises to be in material compliance with all Applicable Laws, including the requirements of all applicable easement and encumbrance documents throughout the Term.
          6.3.2 Hazardous Materials. Tenant agrees that neither Tenant, nor any other Tenant Party, shall Handle any Hazardous Materials in the Tenant Space or any portion of the Building or the Property. Additionally, Tenant agrees that neither Tenant, nor any other Tenant Party, shall use the Tenant Space in any manner which may directly or indirectly lead to any non-compliance with any Environmental Law.
               6.3.2.1 Landlord hereby represents and warrants to Tenant that, to the best of Landlord’s Actual Knowledge, as of the Effective Date, (a) except for the extent to which same is disclosed in the Environmental Reports, neither the Property, nor the Building nor the Tenant Space contain any Hazardous Materials, other than those amounts and types of Hazardous Materials (e.g., the battery acid contained within the Datacenter’s batteries) that are utilized in the ordinary course of operating the Datacenter, (b) except for the extent to which same is disclosed in the Environmental Reports, neither the Property, nor the Building nor the Tenant Space contain Hazardous Materials at levels or in conditions that are in violation of applicable Environmental Laws, (b) except for the extent to which same is disclosed in the Environmental Reports, no underground storage tanks are located on the Property, (c) no Claims or actions of any sort have been brought against Landlord concerning Hazardous Materials on the Property, and (d) no investigations have been initiated against Landlord concerning Hazardous Materials on the Property.
               6.3.2.2 Landlord shall indemnify, defend upon demand with counsel reasonably acceptable to Tenant and hold Tenant harmless from and against, any liabilities, losses, claims, demands, interest, penalties, fines, attorneys’ fees, experts’ fees, court costs, remediation costs, and other expenses actually incurred by Tenant as a result of the presence of any Hazardous Materials in, on, about, under or emanating from the Premises or Property as of the Effective Date of this Lease.
     6.4 Electricity Consumption Threshold. Tenant’s actual electricity consumption for the Premises, as reasonably determined by Landlord pursuant to such measurement method or methods as Landlord shall employ from time to time (including, without limitation, the use of sub-meters and/or pulse meters or electrical surveys), shall not at any time, exceed the Electricity Consumption Threshold. The power drawn by all of Tenant’s Personal Property shall be included in the calculation of Tenant’s actual electricity consumption for the Premises. In the event that an ECT Overage occurs, Tenant agrees to take immediate action to cause power consumption in the Premises to be at or below the Electricity Consumption Threshold.

     6.5 Maximum Structural Load. Tenant shall not place a load upon the Premises or the Datacenter exceeding the Maximum Structural Load.
7.	ACCESS CONTROL; LANDLORD’S ESSENTIAL SERVICES; INTERRUPTION OF SERVICES; SAS 70.
     7.1 Access Control. Landlord will provide Landlord’s Access Control Systems during the Term of this Lease. Landlord reserves the right, but without assuming any duty, to institute additional access control measures in order to further control and regulate access to the Building or any part thereof. Landlord shall not, under any circumstances, be responsible for providing or supplying security services to the Datacenter, the Tenant Space or any part of the Building in excess of the Landlord’s Access Control Systems (and, unless expressly agreed in writing by Landlord, Landlord shall not under any circumstances be deemed to have agreed to provide any access control services in excess of the above specified Landlord’s Access Control Systems). Tenant acknowledges and agrees that the activities of all persons in the Datacenter are and shall be subject to surveillance by video camera and/or otherwise by Landlord’s agents and employees.
          7.1.1 In connection with Landlord’s Access Control Systems, Landlord agrees to maintain an authorized “access list” for the Tenant. Landlord agrees to use commercially reasonable efforts to perform “adds to” and “removals from” such authorized “access list” within one (1) hour after receiving any written notice of such request that is provided between the hours of 8:00am and 5:00pm on business days.
          7.1.2 Landlord agrees (a) to retain the recordings of the Datacenter’s and Common Area’s video surveillance system for at least a rolling period of thirty (30) consecutive days, and (b) to provide Tenant access to such recordings within a reasonable period (being no more than 2 business days) following Landlord’s receipt of written request for access to same.
     7.2 Landlord’s Essential Services. Landlord’s agreement to provide Landlord’s Essential Services and Tenant’s remedies for Interruptions of Landlord’s Essential Services, are described on Exhibit “F”, attached hereto.
     7.3 Interruption of Services. Landlord shall not be liable or responsible to Tenant for any loss, damage or expense of any type which Tenant may sustain or incur if the quantity or character of the utility-provided electric service is changed, is no longer available, or is no longer suitable for Tenant’s requirements, except as expressly set forth on Exhibit “F”, attached hereto, with regard to Interruptions of Essential Services. Additionally, except as expressly set forth on Exhibit “F”, attached hereto, with regard to Interruptions of Essential Services, no interruption or malfunction of any electrical or other service to the Premises, or to any other portion of the Building or Property, shall, in any event, (i) constitute an eviction or disturbance of Tenant’s use and possession of the Tenant Space, (ii) constitute a breach by Landlord of any of Landlord’s obligations under this Lease, (iii) render Landlord liable for damages of any type or entitle Tenant to be relieved from any of Tenant’s obligations under this Lease (including the obligation to pay Base Rent, Additional Rent, or other charges), (iv) grant Tenant any right of setoff or recoupment, (v) provide Tenant with any right to terminate this Lease, or (vi) make Landlord liable for any injury to or interference with Tenant’s business or any punitive, incidental or Consequential Damages, whether foreseeable or not, whether arising from or relating to the making of or failure to make any repairs, alterations or improvements, or whether arising from or related to the provision of or failure to provide for or to restore any service in or to any portion of the Property, the Building or the Datacenter. In the event of the interruption of any such service, however, Landlord shall employ commercially reasonable efforts to restore such service or cause the same to be restored in any circumstances in which such restoration is within the reasonable control of Landlord.
     7.4 SAS-70 Reporting. Landlord agrees to reasonably cooperate with Tenant, at no cost to Tenant, in regards to Tenant’s conduct of any audit of (a) Tenant’s operations in the Tenant Space and/or (b) the maintenance and operation of the Building, performed in accordance Statement on Auditing Standards Number 70, as promulgated by the American Institute of Certified Public Accountants (a “SAS 70 Audit”), or similar regulations, including by providing reasonable access to Landlord’s records with respect to the maintenance and operation of the Building. Additionally, in the event that Landlord causes a SAS 70 Audit to be performed with regard to (a) or (b), above, during the Term of the Lease, Landlord agrees to provide Tenant (within thirty (30) days after Landlord’s receipt of same) a copy of the final report that Landlord receives as a result of each such SAS 70 Audit, except that Landlord shall be permitted to redact from each such report any information that relates to (i) any premises in the Building other than the Premises; and/or (ii) any tenant in the Building other than Tenant.
     7.5 Self-Help Restriction. Landlord and Tenant acknowledge and agree that, due to the “shared” nature of the Datacenter and the electrical and mechanical infrastructure serving same, Tenant shall not have the right to perform any of Landlord’s maintenance and/or repair obligations under Section 8.1, above (such a right is referred to herein as a “Self-Help Right”).
8.	MAINTENANCE; ALTERATIONS; REMOVAL OF TENANT’S PERSONAL PROPERTY.
     8.1 Landlord’s Maintenance. Except as expressly provided in this Section 8.1, Landlord shall have no obligation to repair and/or maintain the Tenant Space. Landlord will maintain and keep in good repair at Landlord’s sole cost and expense the Pathway, the PDUs serving the Premises, Landlord’s Access Control Systems, the HVAC system and plumbing, if any, serving the Premises, the UPS Plant serving the Premises, the Back-Up Power, the fire suppression systems serving the Premises, the Common Area cable management systems (comprised of ladder racks, fiber trays, under-floor cable trays and other similar equipment located within the Common Areas that are installed for the benefit of all tenants of the Building), the floors and foundation of the Building, the exterior walls and windows of the Building, the roof of the Building, the Common Areas, and the Common Area HVAC system within the Building.
          8.1.1 PM Standards. Tenant acknowledges that Landlord’s PM Standards shall be updated on at least an annual basis. Landlord shall provide Tenant with Landlord’s PM Schedule as far in advance as is reasonably practicable. Landlord agrees to perform the PM Activities and to substantially adhere to the then current PM Schedule in connection with such performance.
          8.1.2 Tenant’s PM Audit. During the Term, Tenant shall have the right, once per rolling six (6) month period, to perform a PM Audit. Tenant shall exercise the foregoing right by delivering its PM Audit Notice to Landlord no less than thirty (30) days before the date upon which Tenant desires to perform its PM Audit. The PM Audit Notice must detail the equipment for which Tenant wishes to inspect the PM Books and Records. Any such PM Audit shall be performed during Landlord’s normal business hours at a time and location within the Building reasonably designated by Landlord. Landlord shall respond to Tenant’s PM Audit Notice within five (5) business days after Landlord’s receipt of Tenant’s PM Audit Notice with the date, time and location of Tenant’s PM Audit. If Tenant’s PM Audit reveals that Landlord is delinquent in complying with the PM Schedule, Tenant shall deliver written notice to Landlord of such delinquency, and Landlord shall cure such delinquency within the time allowed pursuant to Section 16.1.1 of this Lease.

     8.2 Tenant’s Maintenance. During the Term of this Lease, Tenant shall, at Tenant’s sole cost and expense, maintain the Tenant Space and Tenant’s equipment therein in good order and in a clean and safe condition. If Tenant fails to perform its covenants of maintenance and repair hereunder, or if Tenant or any of Tenant’s technicians or representatives physically damages the Property, the Building or any portion of any of the above, or the personal property of any other tenant or occupant, or causes an interruption of services to the Premises, the Datacenter and/or in the Building, Landlord may, but shall not be obligated to, perform all necessary or appropriate maintenance and repair, and any amounts expended by Landlord in connection therewith, plus an administrative charge of ten percent (10%) of such amounts, shall be reimbursed by Tenant to Landlord as Additional Rent within thirty (30) days after Landlord’s demand therefor.
     8.3 Alterations.
          8.3.1 Notwithstanding any provision in this Lease to the contrary, Tenant shall not make or cause to be made any Alterations to the Tenant Space, the Datacenter, or any other portion of the Building or Property without the prior written consent and approval of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. The foregoing notwithstanding, Landlord’s consent shall not be required for any usual and customary installations, repairs, maintenance, and removals of electrical distribution equipment downstream of the PDUs in the Premises, equipment and telecommunication cables within the Tenant Space if and to the extent that such installations, repairs, maintenance, and removals (i) are usual and customary within the industry, (ii) are in compliance with the Datacenter Rules and Regulations, and (iii) will not adversely affect the Building’s structure, the provision of services to other Building tenants, or the Building’s electrical, plumbing, HVAC, life safety or mechanical systems. Landlord and Tenant acknowledge and agree that (a) Landlord’s Installations are hereby deemed to be Alterations hereunder; and (b) all Landlord’s Installations shall be left as part of the Tenant Space, upon the expiration or earlier termination of this Lease, in good and operable condition, ordinary wear and tear and damage by fire or other casualty excepted.
          8.3.2 Each request for Alterations consent must contain one (1) full size hard copy of all drawings together with one (1) full set of drawings on CD.
          8.3.3 In any instance where Tenant desires to conduct Alterations, Tenant’s contractors, laborers, material men and others furnishing labor or materials for Tenant’s job must work in harmony, and not interfere, with any labor utilized by Landlord, Landlord’s contractors or mechanics or by any other tenant or such other tenant’s contractors or mechanics; and if at any time such entry by one (1) or more persons furnishing labor or materials for Tenant’s work shall cause disharmony or interference for any reason whatsoever without regard to fault, the consent granted by Landlord to Tenant and/or the express or implied permission for such persons to enter the Premises may be withdrawn at any time upon written notice to Tenant. Additionally, all such contractors, laborers, material men and others must obtain (and provide Landlord evidence of) such insurance as Landlord may reasonably require, prior to any such entry; provided that, in no event shall such insurance requirements exceed those that are described on Exhibit “B-1”, attached hereto.
     8.4 Removal of Tenant’s Personal Property. Tenant agrees that, upon the expiration or earlier termination of this Lease, Tenant shall at Tenant’s sole cost and expense, promptly remove all of Tenant’s Personal Property, and shall restore those portions of the Building, the Datacenter, and/or the Tenant Space damaged by such removal of (or by the initial installation of) such Tenant’s Personal Property to their condition existing immediately prior to the installation or placement of such items (including, without limitation, the replacement of all damaged floor tiles in the Premises), ordinary wear and tear and damage by fire or other casualty excepted. If Tenant fails to promptly remove any such Tenant’s Personal Property pursuant to this Section 8.4, Landlord shall have the right to cause the removal of such Tenant’s Personal Property and the restoration of those portions of the Building, the Datacenter, and/or the Tenant Space damaged by such removal to their condition existing immediately prior to the installation or placement of such Tenant’s Personal Property, ordinary wear and tear excepted, in which case Tenant agrees to reimburse Landlord within thirty (30) days of Landlord’s demand therefor, for all of Landlord’s actual and reasonable out of pocket costs of removal and restoration plus an administrative fee equal to five percent (5%) of such costs.
9.	CASUALTY EVENTS; TAKINGS; INSURANCE.

     9.1 Casualty Events; Takings.
          9.1.1 Casualty Events. If, during the Term of this Lease, any portion of the Building, the Datacenter, or the Tenant Space shall be damaged or destroyed, in whole or in part, by a Casualty Event, Landlord shall, subject to the terms of this Section 9.1.1, and Sections 9.1.1.1 and 9.1.1.2, below, cause the Casualty Repair to occur. Landlord shall provide the Casualty Repair Notice to Tenant as soon as is reasonably practicable following the Casualty Event. For the avoidance of doubt, however, such repair and reconstruction obligation shall not be deemed to include any obligation on the part of Landlord with regard to any Alteration other than Landlord’s Installations, nor any of Tenant’s Personal Property.
               9.1.1.1 Landlord’s Termination Right. Notwithstanding the foregoing, in the event that the Repair Period-Estimated exceeds ninety (90) days, Landlord shall have the right to terminate this Lease by, and effective upon, written notice to Tenant as part of the Casualty Repair Notice.
               9.1.1.2 Tenant’s Termination Right. If (a) a Casualty Event causes damage to the Tenant Space, or (b) a Casualty Event causes damage to the Building, such that Tenant is prevented from accessing the Premises or Tenant’s use of the Premises/Pathway for the Permitted Use is materially impaired, then Tenant shall have the right to terminate this Lease by, and effective upon, written notice to Landlord if (i) the Repair Period-Estimated exceeds ninety (90) days (in which case Tenant must provide written notice to Landlord of such termination within sixty (60) days after Tenant’s receipt of the Casualty Repair Notice), or (ii) the Repair Period-Actual exceeds ninety (90) days (in which case Tenant must provide written notice to Landlord of such termination prior to the one hundredth (100th) day of the Repair Period-Actual).
               9.1.1.3 Casualty-Complete. The foregoing notwithstanding, in the event of a Casualty-Complete, this Lease shall automatically terminate as of the date of the Casualty-Complete.
               9.1.1.4 Base Rent Abatement – Casualty Events. In the event that this Lease is terminated pursuant to Sections 9.1.1.1, 9.1.1.2 or 9.1.1.3, above, Landlord shall refund to Tenant any prepaid Base Rent, less any sum then owing to Landlord by Tenant. If, however, this Lease is not terminated pursuant to any of said Sections, Base Rent shall be abated proportionately during the Repair Period-Actual to the extent that the Tenant Space (i) is unfit for use by Tenant in the ordinary conduct of Tenant’s business, and (ii) actually is not used by Tenant.
          9.1.2 Takings.
               9.1.2.1 Total Taking. If all or substantially all of the Tenant Space, the Building or the Property shall be the subject of a Taking, this Lease shall terminate as of the date of the vesting of title in the condemning authority.
               9.1.2.2 Partial Taking. If only a part of the Tenant Space, the Building or the Property shall be the subject of a Taking, this Lease shall continue in full force and effect, subject to the terms of Sections 9.1.2.3-9.1.2.7, below.
               9.1.2.3 Landlord’s Termination Right – Partial Taking. If the part of the Building or the Property that is taken or condemned as part of the Taking contains a part of the Tenant Space, the Building or the Property that, in Landlord’s reasonable discretion, is material to the operation of the Tenant Space, Landlord may terminate this Lease by notice to Tenant given within sixty (60) days following the date upon which Landlord received notice of such Taking. If Landlord so notifies Tenant, this Lease shall terminate upon the date set forth in the notice, which date shall not be more than thirty (30) days following the giving of such notice.
               9.1.2.4 Tenant’s Termination Right – Partial Taking. If the part of the Building or the Property that is taken or condemned as part of the Taking contains any portion of the Premises that existed immediately prior to such Taking, or if, by reason of such Taking, Tenant no longer has reasonable means of access to the Tenant Space or Tenant’s Permitted Use of the Premises is materially impaired, Tenant may terminate this Lease by notice to Landlord given within sixty (60) days following the date upon which Tenant received notice of such Taking. If Tenant so notifies Landlord, this Lease shall terminate upon the date set forth in the notice, which date shall not be more than thirty (30) days following the giving of such notice.

               9.1.2.5 Restoration – Taking. If this Lease shall not have been terminated pursuant to Sections 9.1.2.3 or 9.1.2.4, above, Landlord, at Landlord’s expense, shall, as soon as is reasonably practicable, restore that part of the Tenant Space that was not taken or condemned as part of the Taking to a self-contained rental unit substantially equivalent (with respect to character, quality, appearance and services) to that which existed immediately prior to occurrence of the Taking, excluding Tenant’s Personal Property; provided, however, that in the event Tenant receives an award for Tenant’s Alterations, such amounts shall be applied towards the restoration of such items.
               9.1.2.6 Base Rent Abatement – Taking. In the event that this Lease is terminated pursuant to Sections 9.1.2.1, 9.1.2.3 or 9.1.2.4, above, Landlord shall refund to Tenant any prepaid Base Rent, less any sum then owing to Landlord by Tenant. If, however, this Lease is not terminated pursuant to any of said Sections, Base Rent shall be reduced proportionately to the extent that the Premises is reduced as a result of the Taking.
               9.1.2.7 Taking Award Rights. Landlord reserves the right to receive the entirety of the condemning authority’s award related to a Taking of any portion of the Property. The foregoing notwithstanding, in the event that this Lease is terminated in connection with any Taking, Landlord expressly permits Tenant to make a separate claim against the condemning authority, in any appropriate proceeding, for the value of Tenant’s unamortized, but taken, leasehold improvements or other improvements to the Tenant Space made by Tenant and for Tenant’s moving expenses related to such Taking, but only if such claim and/or recovery does not reduce the condemnation/taking award otherwise payable to Landlord in connection with such Taking. If any such award that is made, or compensation that is paid, to either party specifically includes an award or amount for the other, the party first receiving the same shall promptly make an accounting of same to the other.
          9.1.3 Tenant’s Remedy. Tenant’s termination rights and rights to Base Rent abatement, to the extent provided above in this Article 9, shall be Tenant’s sole and exclusive remedies in the event of a Casualty Event or Taking.
     9.2 Tenant’s Insurance. Tenant shall, at Tenant’s expense, procure and maintain throughout the Term of this Lease a policy or policies of insurance in accordance with the terms and requirements set forth in Exhibit “B-1” to this Lease. All of Tenant’s insurance policies with respect to the Tenant Space shall be endorsed so as to include a waiver of subrogation in accordance with and to the full extent of Tenant’s waiver of claims with respect to the Landlord Group set forth in Section 14.1.1 of this Lease.
          9.2.1 The commercial general liability policies procured by Tenant hereunder shall name Landlord and Landlord’s managing agent, and any Holders designated by Landlord as additional insureds. Prior to occupying the Tenant Space, and prior to the expiration of each such policy, Tenant shall submit to Landlord certificates of insurance evidencing such policies (and the applicable renewals thereof) being in effect. All insurance policies procured hereunder shall contain a provision stating that the insurer shall endeavor to provide at least thirty (30) days’ written notice to Landlord and all others named as additional insureds prior to any cancellation or material modification of such policy.
     9.3 Landlord’s Insurance. Landlord shall, at Landlord’s expense, procure and maintain throughout the Term of this Lease a policy or policies of insurance in accordance with the terms and requirements set forth in Exhibit “B-2” to this Lease. Each of such insurance policies shall be endorsed so as to include a waiver of subrogation in accordance with and to the full extent of Landlord’s waiver of claims with respect to the Tenant Group set forth in Section 14.1.2 of this Lease. For the avoidance of doubt, however, Landlord and Tenant acknowledge and agree that, in no event, shall Landlord be obligated to carry any insurance covering any of Tenant’s Personal Property, any Alteration to the Tenant Space made by or on behalf of Tenant, or covering any Tenant Party.
10.	TRANSFERS.
     10.1 Restrictions on Transfers; Landlord’s Consent. Except as otherwise expressly set forth in Section 10.1.1 and Section 10.5, below, to the contrary, Tenant shall not effect a Transfer, without Landlord’s express prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Except as otherwise expressly set forth in this Lease, no Transfer (whether voluntary, involuntary or by operation of law) shall be valid or effective without Landlord’s prior written consent and, at Landlord’s election, any such Transfer or attempted Transfer shall constitute an Event of Default by Tenant under Section 15.1.2 of this Lease.
          10.1.1 Permitted Transfer. Notwithstanding anything to the contrary in this Lease, Tenant may, without the consent of Landlord (and without being subject to Landlord’s recapture rights under Section 10.3, below) undertake Permitted Transfers.
     10.2 Notice to Landlord. If Tenant desires to make any Transfer (other than a Permitted Transfer, for which Tenant must merely notify Landlord prior to the occurrence of same), then at least ten (10) business days (but no more than one hundred eighty (180) days) prior to the proposed effective date of the Transfer, Tenant shall submit a Transfer Notice to Landlord. If, thereafter, Tenant modifies any of the terms and conditions relevant to a proposed Transfer specified in the Transfer Notice, Tenant agrees to re-submit such Transfer Notice to Landlord for its consent pursuant to all of the terms and conditions of this Article 10.
     10.3 Landlord’s Recapture Rights. Except with regard to a Permitted Transfer, at any time within ten (10) business days after Landlord’s receipt of all (but not less than all) of the information and documents described in Section 10.2, Landlord shall have the right (but not the obligation), exercisable by written notice to Tenant, to elect to cancel and terminate this Lease.
     10.4 No Release; Subsequent Transfers. No Transfer (whether or not a Permitted Transfer) will release the undersigned Tenant from Tenant’s obligations under this Lease or alter the primary liability of the undersigned Tenant to pay the Rent and to perform all other obligations to be performed by Tenant hereunder. In no event shall the acceptance of any payment by Landlord from any other person be deemed to be a waiver by Landlord of any provision hereof. Consent by Landlord to one Transfer will not be deemed consent to any subsequent Transfer. In the event of breach by any Transferee in the performance of any of the terms hereof, Landlord may proceed directly against the undersigned Tenant without the necessity of exhausting remedies against such Transferee.
     10.5 Colocation. Landlord acknowledges that the business to be conducted by the undersigned Tenant in the Premises may require Tenant to enter into Colocation Agreements that will permit Colocation Parties to engage in Colocation Activities. Landlord expressly agrees that Tenant may, without the need for Landlord’s consent, enter into such Colocation Agreements; provided, however, that (a) the Colocation Agreements, and each Colocation Party’s use of the Tenant Space, must comply with the terms of this Lease (including the Datacenter Rules and Regulations) and all Applicable Laws; (b) the Colocation Agreements, and the Colocation Parties’ rights thereunder, shall be subject and subordinate at all times to this Lease and all of its provisions, covenants and conditions; and (c) in no event may the rights of any Colocation Party, vis a vis the members of the Landlord Group, be greater than the rights of Tenant hereunder. Anything to the contrary contained herein notwithstanding, Landlord and Tenant acknowledge and agree that the Colocation Agreements shall not constitute, or be deemed to be, the grant of a leasehold interest, or otherwise constitute, or be deemed to be, a real property interest.
     10.6 Excess Rent. Landlord and Tenant agree that, if Tenant assigns this Lease, or subleases any part of the Tenant Space, for any Excess Rent, then Tenant shall pay to Landlord, as Additional Rent, fifty percent (50%) of any such Excess Rent immediately upon Tenant’s receipt thereof.
11. ESTOPPEL CERTIFICATES. At any time and from time to time, within fifteen (15) days after written request by Landlord, Tenant shall execute, acknowledge and deliver to Landlord a statement in writing certifying all matters relating to this Lease reasonably requested by Landlord and/or any prospective purchaser of the Building and/or the Property and/or any Holder. Tenant acknowledges and agrees that any statement delivered (or to be delivered) pursuant to this Article 11 may be relied upon by Landlord and any prospective purchaser of the Building and/or the Property and by any current and/or prospective Holder, and any assignee of any such Holder.
12.	SUBORDINATION AND ATTORNMENT; HOLDER RIGHTS.
     12.1 Subordination and Attornment. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, and at the election of Landlord or any Holder, this Lease will be subject and subordinate at all times to all Security Documents, which may now exist or hereafter be executed which constitute a lien upon or affect the Property or any portion thereof, or Landlord’s interest and estate in any of said items. Notwithstanding the foregoing, Landlord reserves the right to subordinate (or cause the subordination of) any such Security Documents to this Lease. In the event of any termination or transfer of Landlord’s estate or interest in the Property, the Building, the Datacenter or the Tenant Space by reason of any termination or foreclosure of any such Security Documents (and notwithstanding any subordination of such Security Document to this Lease that may or may not have occurred), at the election of Landlord’s successor in interest, Tenant agrees to attorn to and become the tenant of such successor, in which event Tenant’s right to possession of the Property will not be disturbed as long as Tenant is not in default under this Lease beyond applicable notice or cure periods. Tenant hereby waives any right under any Applicable Law or otherwise to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event of any termination or transfer of Landlord’s estate or interest in the Property, the Building, the Datacenter, or the Tenant Space by reason of any termination or foreclosure of any such Security Documents. Tenant covenants and agrees to execute and deliver, within fifteen (15) days of receipt thereof, and in the form reasonably required by Landlord or any Holder, any additional documents evidencing the priority or subordination of this Lease and Tenant’s agreement to attorn with respect to any such Security Document; provided, however, any such agreement subordinating this Lease to such lease, mortgage or deed of trust shall contain a non-disturbance provision that is reasonably acceptable to such Holder, Landlord and Tenant in accordance with Section 12.3, below.
     12.2 Holder Protection. Tenant agrees to give each Noticed Holder, by registered or certified mail, a copy of any notice of default served upon the Landlord by Tenant. Tenant further agrees that if Landlord shall have failed to cure such default within thirty (30) days after such notice to Landlord (or if such default cannot be cured or corrected within that time, then within such additional time as may be necessary if Landlord has commenced such cure within such thirty (30) days and is diligently pursuing the remedies or steps necessary to cure or correct such default), then, prior to Tenant pursuing any remedy for such default provided hereunder, at law or in equity, any Noticed Holder shall have an additional thirty (30) days within which to cure or correct such default (or if such default cannot reasonably be cured or corrected within that time, then such additional time as may be necessary if the Noticed Holder has commenced within such thirty (30) days and is diligently pursuing the remedies or steps necessary to cure or correct such default).
     12.3 SNDA. Simultaneously with execution of this Lease if the Building is subject to any Security Document, or if the Building is not so subject as of the Effective Date, then at any time that the Building is hereafter made subject to any Security Document(s), Landlord shall use commercially reasonable good faith efforts to cause the Holder to deliver an SNDA to Tenant. Notwithstanding anything herein to the contrary, the subordination of this Lease to any Security Document hereafter placed upon the Building, and Tenant’s agreement to attorn to the Holder as provided in this Article 12, shall be conditioned upon the Holder entering into an SNDA.
13.	SURRENDER OF TENANT SPACE; HOLDING OVER.
     13.1 Tenant’s Method of Surrender. Upon the expiration of the Term of this Lease, or upon any earlier termination of this Lease or the termination of Tenant’s right to possess the Tenant Space, Tenant shall, subject to the provisions of this Article 13 and Section 8.4, quit and surrender possession of the Tenant Space to Landlord in good working order and clean condition, ordinary wear and tear excepted.
     13.2 Disposal of Tenant’s Personal Property. If any property not belonging to Landlord remains in the Tenant Space after the expiration of, or within fifteen (15) days after any earlier termination of, the Term of this Lease or the termination of Tenant’s right to possess the Tenant Space, Tenant shall be deemed to have abandoned such property and to have authorized Landlord to make such disposition of such property as Landlord may desire without liability for compensation or damages to Tenant or any other Tenant Party.
     13.3 Holding Over. If Tenant should remain in possession of all or any portion of the Tenant Space after the expiration of the Term of this Lease (or any earlier termination of this Lease or the termination of Tenant’s right to possess the Tenant Space), without the execution by Landlord and Tenant of a new lease or an extension of the Term of this Lease, then Tenant shall be deemed to be occupying the entire Tenant Space as a tenant-at-sufferance, upon all of the terms contained herein, except as to term and Base Rent and any other provision reasonably determined by Landlord to be inapplicable. During any such holdover period, Tenant shall pay to Landlord a monthly Base Rent in an amount equal to one hundred fifty percent (150%) of the Base Rent payable by

Tenant to Landlord during the last month of the Term of this Lease and one hundred percent (100%) of the Additional Rent payable by Tenant to Landlord during the last month of the Term of this Lease. The monthly rent payable for such holdover period shall in no event be construed as a penalty or as liquidated damages for such retention of possession, nor shall such monthly rent be considered to be any form of Consequential Damages related to such retention of possession. Neither any provision hereof nor any acceptance by Landlord of any rent after any such expiration or earlier termination shall be deemed a consent to any holdover hereunder or result in a renewal of this Lease or an extension of the Term, or any waiver of any of Landlord’s rights or remedies with respect to such holdover. As such, and notwithstanding any provision to the contrary contained herein, Landlord expressly reserves the right to require Tenant to surrender possession of the Tenant Space upon the expiration of the Term of this Lease or upon the earlier termination hereof or at any time during any holdover and the right to assert any remedy at law or in equity to evict Tenant and collect damages in connection with any such holdover.
     13.4 Survival. The provisions of this Article 13 shall survive the expiration or early termination of this Lease.
14.	WAIVERS; INDEMNIFICATION; CONSEQUENTIAL DAMAGES; LIENS.
     14.1 Waivers.
          14.1.1 Tenant hereby waives its rights against the Landlord Group with respect to any claims or damages or losses for bodily injury to persons and/or damage to any Tenant’s Personal Property, which are caused by or result from (i) risks insured against under any insurance policies which are required to be obtained and maintained by Tenant under this Lease, and were, in fact, carried by Tenant at the time of such claim, damage, loss or injury, or (ii) risks which would have been covered under any insurance required to be obtained and maintained by Tenant under this Lease had such insurance been obtained and maintained as required, including all such claims, damages and losses, which are caused by or result from the negligence or willful misconduct of any member of the Landlord Group. The foregoing waivers shall be in addition to, and not a limitation of, any other waivers or releases contained in this Lease.
          14.1.2 Landlord hereby waives its rights against the Tenant Group with respect to any claims or damages or losses for bodily injury to persons and/or for damage to the Building, the Property and/or Landlord’s equipment and fixtures, which are caused by or result from (i) risks insured against under any insurance policies which are required to be obtained and maintained by Landlord under this Lease and that were, in fact, carried by Landlord at the time of such claim, damage, loss or injury, or (ii) risks which would have been covered under any insurance required to be obtained and maintained by Landlord under this Lease had such insurance been obtained and maintained as required, including all such claims, damages and losses, which are caused by or result from the negligence or willful misconduct of any member of the Tenant Group. The foregoing waivers shall be in addition to, and not a limitation of, any other waivers or releases contained in this Lease.
     14.2 Indemnification.
          14.2.1 Indemnification by Tenant.
               14.2.1.1 Tenant hereby agrees to indemnify, defend, and hold harmless Landlord and the other members of the Landlord Group from and against (and to reimburse Landlord and the other members of the Landlord Group for) any and all Claims arising from and/or in connection with:
                    (i) the use or occupancy of the Tenant Space or any portion of the Building or the Property by Tenant or any other Tenant Party and/or any person claiming by, through or under Tenant or any other Tenant Party, including, without limitation:
                         (a) Claims related to any Colocation Agreement;
                         (b) the acts or omissions of any Colocating Party;

                         (c) the payment (or non-payment) of Taxes – Equipment;
                         (d) the malfunctioning of Tenant’s Security System;
                         (e) Claims related to any of Tenant’s Personal Property;
                         (f) Claims by any Tenant Party (or any individual accessing the Tenant Space on any Tenant Party’s behalf) for bodily injury;
                         (g) Tenant’s failure to surrender the Tenant Space upon the expiration or any earlier termination of this Lease or the termination of Tenant’s right to possess the Tenant Space in accordance with the terms of this Lease; and
                         (h) the removal, exercise of dominion over and/or disposition of any of Tenant’s Personal Property that is left in the Tenant Space after the expiration of the Term of this Lease in violation of Section 13.2.
                    (ii) the active gross negligence or willful misconduct of Tenant or any other Tenant Party with respect to the Tenant Space, the Building or the Property;
                    (iii) any person or entity, other than the Tenant’s Broker listed in Item 13 of the Basic Lease Information, making a claim for any commission or other compensation in connection with the execution of this Lease or the leasing of the Tenant Space to Tenant if based on an allegation that such claimant dealt through Tenant.
               14.2.1.2 The foregoing notwithstanding, Tenant shall not be required to indemnify Landlord or any other member of the Landlord Group to the extent that the relevant Claims were caused by the active gross negligence or willful misconduct of any member of the Landlord Group.
               14.2.1.3 In the event that any action or proceeding is brought against Landlord or any other member of the Landlord Group by reason of any indemnified Claim, Tenant, upon notice from Landlord, shall defend such action or proceeding at Tenant’s cost and expense by counsel reasonably approved by Landlord. Tenant agrees that no settlement offer shall be offered or accepted by Tenant in connection with any such indemnification and/or defense without Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed. This indemnity provision and Tenant’s obligations under this Section 14.2 shall survive the expiration or termination of this Lease as to any matters arising prior to such expiration or termination or prior to Tenant’s vacation of the Tenant Space and the Building. Notwithstanding any provision to the contrary contained in this Section 14.2, nothing contained in this Section 14.2 shall be interpreted or used in any way to affect, limit, reduce or abrogate any insurance coverage provided by any insurer to either Tenant or Landlord.
          14.2.2 Indemnification by Landlord. Landlord hereby agrees to defend, indemnify, and hold harmless Tenant and the other members of the Tenant Group from and against (and to reimburse Tenant and the other members of the Tenant Group for) all Claims to the extent arising from or in connection with the active gross negligence or willful misconduct of Landlord or any member of the Landlord Group at the Property.
               14.2.2.1 The foregoing notwithstanding, Landlord shall not be required to indemnify Tenant or any other member of the Tenant Group to the extent that the relevant Claims were caused by the active gross negligence or willful misconduct of any member of the Tenant Group.
               14.2.2.2 In the event that any action or proceeding is brought against Tenant or any other member of the Tenant Group by reason of any indemnified Claim, Landlord upon notice from Tenant shall defend such action or proceeding at Landlord’s cost and expense by counsel reasonably approved by Tenant. Landlord agrees that no settlement offer shall be offered or accepted by Landlord in connection with any such indemnification and/or defense without Tenant’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed. This indemnity provision and Landlord’s obligations under this Section 14.2 shall survive the expiration or termination of this Lease as to any matters arising prior to such expiration or termination. Notwithstanding any provision to the contrary contained in this Section 14.2, nothing contained in this Section 14.2 shall be interpreted or used in any way to affect, limit, reduce or abrogate any insurance coverage provided by any insurer to either Tenant or Landlord.
     14.3 Consequential Damages. Notwithstanding anything to the contrary (express or implied) contained herein, under no circumstances whatsoever shall Landlord or Tenant ever be liable under this Lease for first-party or third-party Consequential Damages; provided, however, that Tenant hereby agrees to indemnify and hold Landlord and the other members of the Landlord Group harmless with regard to (and to reimburse Landlord and any other members of the Landlord Group for) any and all claims by, through, or under any Tenant Space Customer for Consequential Damages related to any use of the Tenant Space or any equipment located within the Tenant Space, excluding all such claims, if any, which arise as a result of the gross negligence of the Landlord Group.
     14.4 Liens. Notwithstanding anything to the contrary herein, in no event shall Tenant have any right (express or implied) to create or permit there to be established any lien or encumbrance of any nature against the Tenant Space, the Building or the Property or against Landlord’s or Tenant’s interest therein or hereunder, including, without limitation, for any improvement or improvements by Tenant, and Tenant shall fully pay the cost of any improvement or improvements made or contracted for by Tenant. Tenant shall require each contractor which it engages to perform any improvements or alterations within the Tenant Space or elsewhere in the Building or the Property, to acknowledge and agree in writing that it is performing its work under its agreement with Tenant solely for the benefit of Tenant and that Tenant is not acting as Landlord’s agent. Any mechanic’s lien filed against the Tenant Space, the Building or the Property, or any portion of any of the above, for work claimed to have been done, or materials claimed to have been furnished to Tenant, shall be duly discharged or bonded off by Tenant within thirty (30) days after notice to Tenant of the filing of the lien.
15.	TENANT DEFAULT.
     15.1 Events of Default By Tenant. Each of the following shall constitute an Event of Default by Tenant under this Lease:
          15.1.1 Any failure or refusal by Tenant to timely pay any undisputed* portions of Rent or other payments or charges required to be paid hereunder, within ten (10) days of notice that the same is due.

*	In order to be considered to have been properly disputed, the relevant amount(s) must have been timely disputed in good faith in writing by Tenant prior to the due date thereof.
          15.1.2 Any failure by Tenant to perform or observe any other covenant or condition of this Lease (including, without limitation, those contained in the Datacenter Rules and Regulations) to be performed or observed by Tenant (other than those described in Section 15.1.1, above or Sections 15.1.3, 15.1.4, or 15.1.5, below) if such failure continues for a period of thirty (30) days following written notice to Tenant of such failure; provided, however, that in the event Tenant’s failure to perform or observe any covenant or condition of this Lease to be performed or observed by Tenant cannot reasonably be cured within thirty (30) days following written notice to Tenant, Tenant shall not be in default if Tenant commences to cure same within such thirty (30) day period and thereafter diligently prosecutes the curing thereof to completion.
               15.1.2.1 Event of Default-ECT Overage. Section 15.1.2, above, notwithstanding, it shall be an Event of Default by Tenant (i) if Tenant fails to remedy* an ECT Overage within one hundred twenty

(120) hours after its receipt of an ECT Default Notice, and/or (ii) if three (3) separate and distinct ECT Overages occur in any rolling thirty (30) day period.

*	In connection with this Section 15.1.2.1, the term “remedy” shall mean and refer to a meaningful and relatively permanent remedy of the condition causing the ECT Overage.
          15.1.3 The filing or execution or occurrence of any one of the following provided the same is not dismissed or otherwise rectified within sixty (60) days: (i) a petition in bankruptcy or other insolvency proceeding by or against Tenant, (ii) a petition or answer seeking relief for Tenant under any provision of the Bankruptcy Act, (iii) an assignment by Tenant for the benefit of creditors, (iv) a petition or other proceeding by or against Tenant for the appointment of a trustee, receiver or liquidator of Tenant or any of Tenant’s property, (v) a proceeding by any governmental authority for the dissolution or liquidation of Tenant, or (vi) any other instance whereby Tenant or any general partner of Tenant or any guarantor of Tenant’s obligations under this Lease shall cease doing business as a going concern.
          15.1.4 Any failure by Tenant to execute and deliver any statement or document described in Article 11, Section 12.1 or Section 17.21 requested to be so executed and delivered by Landlord within the time periods specified in such Article or Section, where such failure continues for ten (10) days after delivery of written notice of such failure by Landlord to Tenant.
          The parties hereto acknowledge and agree that all of the notice periods provided in this Section 15.1 are in lieu of, and not in addition to, the notice requirements of any Applicable Laws.
     15.2 Remedies. Upon the occurrence of any Event of Default by Tenant, Landlord shall, in addition to an action for money damages, specific performance and/or injunctive relief, have the option to pursue any one or more of the remedies described in Section 1 of Exhibit “D” attached hereto and incorporated herein by this reference, each and all of which shall, subject to applicable law, be cumulative and nonexclusive.
16.	LANDLORD’S LIABILITY.
     16.1 Landlord Default; Tenant’s Remedies.
          16.1.1 Landlord Default. The following shall constitute a Landlord Default:
               16.1.1.1 if: (a) Landlord shall fail to perform or observe any of Landlord’s Lease Undertakings, and (b) such failure continues for a period of ten (10) days following written notice to Landlord of such failure; provided, however, that in the event that Landlord’s failure to perform or observe any of Landlord’s Lease Undertakings cannot reasonably be cured within ten (10) days following written notice to Landlord, such failure to cure shall not be a Landlord Default if Landlord commences its cure within such ten (10) day period and thereafter diligently prosecutes the curing thereof to completion. Landlord agrees to use commercially reasonable efforts to provide daily updates to Tenant regarding progress toward such completion.
               16.1.1.2 The filing or execution or occurrence of any one of the following, provided the same is not dismissed or otherwise rectified within sixty (60) days: (i) a petition in bankruptcy or other insolvency proceeding by or against Landlord, (ii) a petition or answer seeking relief for Landlord under any provision of the Bankruptcy Act, (iii) an assignment by Landlord for the benefit of creditors, (iv) a petition or other proceeding by or against Landlord for the appointment of a trustee, receiver or liquidator of Landlord or any of Landlord’s property, (v) a proceeding by any governmental authority for the dissolution or liquidation of Landlord, or (vi) any other instance whereby Landlord or any general partner of Landlord or any guarantor of Landlord’s obligations under this Lease shall cease doing business as a going concern.
          16.1.2 Tenant’s Remedies. Except as otherwise expressly provided herein, (a) in the event of any Landlord Default, Tenant’s sole and exclusive remedies for any such failure shall be an action for money damages, specific performance and/or injunctive relief, and (b) in no event shall Tenant have the right to terminate the Lease nor shall Tenant’s obligation to pay Base Rent or other charges under this Lease abate based upon any default by Landlord of its obligations under the Lease. In that connection, Tenant hereby expressly waives any right conveyed to Tenant by virtue of any law granting Tenant a lien upon the property of Landlord and/or upon rental due to Landlord or granting Tenant a right to withhold Rent and/or terminate this Lease.
     16.2 Landlord’s Liability. In consideration of the benefits accruing under this Lease to Tenant, and notwithstanding anything to the contrary contained in the Lease Documents, it is expressly understood and agreed by and between the parties to this Lease that:
          (i) the collective recourse of Tenant and its successors and assigns against Landlord (and the liability of Landlord to Tenant, its successors and assigns) with respect to (a) any actual or alleged breach or breaches by or on the part of Landlord of any of Landlord’s Lease Undertakings, and (b) any other matter relating to Tenant’s occupancy of the Tenant Space, shall be limited, in the aggregate, solely to an amount equal to Landlord’s Liability Cap;
          (ii) other than Landlord’s Liability Cap, Tenant shall have no recourse against any other assets of Landlord;
          (iii) Tenant shall have no recourse against any assets of any member of the Landlord Group other than Landlord;
          (iv) except to the extent of Landlord’s Liability Cap, no personal liability or personal responsibility of any sort with respect to any of Landlord’s Lease Undertakings, or any alleged breach thereof, is assumed by, or shall at any time be asserted or enforceable against, Landlord; and
          (v) no personal liability or personal responsibility of any sort with respect to any of Landlord’s Lease Undertakings, or any alleged breach thereof, is assumed by, or shall at any time be asserted or enforceable against, any member of the Landlord Group other than Landlord.
     16.3 Transfer of Landlord’s Interest. Landlord (and each of Landlord’s successors-in-interest) shall have the right, from time to time, to assign its interest and obligations, in writing and/or by operation of law, in and under this Lease to any third party to whom Landlord conveys its interest in the Property. Once and if Landlord (and/or any successor to Landlord) shall convey its interest in the Property to a third party, (a) Landlord (and each such successor) shall be fully released from all of the obligations and liabilities of Landlord under the Lease Documents accruing on or after the date of such transfer of Landlord’s interest in the Property to such third party, and (b) Tenant agrees to look solely to the successor-in-interest of Landlord for all such obligations and liabilities accruing on or after the date of such transfer. If any security has been given by Tenant to secure the faithful performance of any of the covenants of this Lease, Landlord shall transfer or deliver said security, as such, to Landlord’s successor in interest and thereupon Landlord shall be discharged from any further liability with regard to said security.
          16.3.1 Status as a Real Estate Investment Trust. Landlord shall have the right, from time to time, to assign part of its interest and obligations in and under this Lease to a wholly owned subsidiary of Landlord (or a wholly owned subsidiary of Landlord’s parent company), if and to the extent that Landlord determines such partial transfer is necessary or advisable in connection with the status of Landlord, or any other member of the Landlord Group, as a real estate investment trust.
          16.3.2 Partial Assignment. Should Landlord assign part of its obligation to a third party, Landlord shall, subject to the terms of Sections 14.1, 14.2 and 16.2, retain the responsibility for ensuring that the assigned obligations are properly performed under this Lease, including ensuring that such third party provides all reasonable account management services.
17.	MISCELLANEOUS.
     17.1 Severability. If it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that any term or provision hereof is invalid or unenforceable, (i) the remaining terms and provisions hereof shall be unimpaired and shall remain in full force and effect; and (ii) the invalid or unenforceable term or provision shall be replaced by a term or provision that is valid and enforceable and that comes closest to effectuating the intention of such invalid or unenforceable term or provision.
     17.2 No Waiver. No failure or delay by Landlord to insist on the strict performance of any obligation, covenant, agreement, term or condition of this Lease, or to exercise any right or remedy available upon such non-performance, will constitute a waiver thereof, and no breach or failure by Tenant to perform will be waived, altered or modified, except by written instrument signed by Landlord.
     17.3 Attorneys’ Fees and Costs. If either Landlord or Tenant initiates any litigation, mediation, arbitration or other proceeding regarding the enforcement, construction or interpretation of this Lease, then the non-prevailing party shall pay the prevailing party’s reasonable attorneys’ fees and costs (including, without limitation, all reasonable expense reimbursements, reasonable expert witness fees, reasonable litigation costs, court or arbitration tribunal costs, filing fees, reasonable exhibit fees, reasonable forensic consultant fees, reasonable litigation support costs, the costs of appeals and reasonable attorneys’ fees and costs incurred in connection with post-judgment collection and enforcement efforts). In addition, if it should otherwise be necessary or proper for Landlord to consult an attorney concerning this Lease for the review of instruments evidencing a proposed Transfer or for the purpose of collecting Rent, Tenant agrees to pay to Landlord its actual attorneys’ fees whether suit be brought or not to the extent such fees exceed $1,000.00. The parties agree that this Section 17.3 shall survive the expiration or termination of this Lease.
     17.4 Waiver of Right to Jury Trial. TO THE FULLEST EXTENT PERMITTED BY LAW, LANDLORD AND TENANT EACH EXPRESSLY WAIVES ITS RIGHT TO TRIAL BY JURY IN ANY TRIAL HELD AS A RESULT OF A CLAIM ARISING OUT OF, IN CONNECTION WITH, OR IN ANY MANNER RELATED TO THIS LEASE IN WHICH LANDLORD AND TENANT ARE ADVERSE PARTIES. FOR THE AVOIDANCE OF DOUBT, THE FILING OF A CROSS-COMPLAINT BY ONE AGAINST THE OTHER IS SUFFICIENT TO MAKE THE PARTIES “ADVERSE.”
     17.5 Headings; Time; Survival. The headings of the Articles, Sections, Schedules and Exhibits of this Lease are for convenience only and do not define, limit or construe the contents thereof. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. In all instances where a party is required to pay any sum or do any act at a particular indicated time or within an indicated period, it is understood that time is of the essence. Any obligations of a party accruing prior to the expiration or termination of this Lease shall survive the expiration or termination of this Lease, and such party shall promptly perform all such obligations whether or not this Lease has expired.
     17.6 Notices. Any notice which may or shall be given under the provisions of this Lease shall be in writing and may be delivered by (i) hand delivery or personal service, (ii) a reputable overnight courier service which provides evidence of delivery, or (iii) (iv) e-mail (so long as a confirming copy is forwarded by a reputable overnight courier service within twenty-four (24) hours thereafter), if for Landlord, to the Building office and at the address specified in Item 11 of the Basic Lease Information, or if for Tenant, at the address specified in Item 3 of the Basic Lease Information, or at such other addresses as either party may have theretofore specified by written notice delivered in accordance herewith. Such address may be changed from time to time by either party by giving notice as provided herein. Notice shall be deemed given, (a) when delivered (if delivered by hand or personal service), (b) if sent by a reputable overnight courier service, on the business day immediately following the business day on which it was sent, or (c) the date the e-mail is transmitted.
     17.7 Governing Law; Jurisdiction. This Lease shall be governed by, and construed in accordance with, the laws of the state in which the Property is located. In addition, Landlord and Tenant hereby submit to the local jurisdiction of the State in which the Property is located. Each party agrees that any action by the other against such party shall be instituted in the State in which the Property is located.
     17.8 Incorporation; Amendment; Merger. This Lease, along with any schedules, exhibits and attachments or other documents referred to herein, all of which are hereby incorporated into this Lease by this reference, constitutes the entire and exclusive agreement between Landlord and Tenant relating to the Tenant Space and the Datacenter and each of the aforementioned documents may be altered, amended or revoked only by an instrument in writing signed by the party to be charged thereby. All prior or contemporaneous oral or written agreements, understandings and/or practices relative to the leasing or use of the Tenant Space are merged herein or revoked hereby.
     17.9 Brokers. Each party hereto represents to the other that the representing party has not engaged, dealt with or been represented by any broker in connection with this Lease other than the respective broker(s) and advisors specified in Item 13 of the Basic Lease Information.
     17.10 Examination of Lease; Binding on Parties. Each of the parties hereto acknowledges that it has read and reviewed this Lease and that it has had the opportunity to confer with counsel in the negotiation of this Lease. Accordingly, this Lease shall be construed neither for nor against Landlord or Tenant, but shall be given a fair and reasonable interpretation in accordance with the meaning of its terms and the intent of the parties. This Lease shall not be binding or effective until each of the parties hereto has executed and delivered an original counterpart hereof to each other. No contractual or other rights shall exist between Landlord and Tenant with respect to the Tenant Space until both have executed and delivered this Lease, notwithstanding that Landlord has delivered to Tenant an unexecuted copy of this Lease. The submission of this Lease to Tenant shall not constitute the grant of an option for the Tenant to lease, or otherwise create any interest by Tenant in, the Tenant Space. The execution of this Lease by Tenant and return to Landlord shall not be binding upon Landlord, notwithstanding any time interval, until Landlord has, in fact, executed and delivered this Lease to Tenant.
     17.11 Recordation. Neither Tenant nor any person or entity acting through, under or on behalf of Tenant shall record or cause the recordation of this Lease; provided however that a short form memorandum of this Lease (the “Memo of Lease”) in the form attached hereto as Exhibit “K” shall be executed by Landlord and Tenant within ten (10) business days after the Effective Date and recorded by Tenant in the real estate records of Santa Clara County, California.
     17.12 Authority. Each of Landlord and Tenant represents to the other party that the person executing this Lease on its behalf is duly authorized to execute and deliver this Lease pursuant to its respective by-laws, operating agreement, resolution or other legally sufficient authority. Further, each party represents to the other party that (i) if it is a partnership, the undersigned are all of its general partners, (ii) it has been validly formed or incorporated, (iii) it is duly qualified to do business in the state in which the Property is located, and (iv) this Lease is being executed on its behalf and for its benefit.
     17.13 Successors and Assigns. Except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon, and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives and permitted successors and assigns.
     17.14 Force Majeure. Except for the extent to which a party’s obligations or rights are expressly stated herein to apply notwithstanding the effect of Force Majeure events, a party shall incur no liability to the other party with respect to, and shall not be responsible for any failure to perform, any of its obligations hereunder (other than payment obligations or obligations that may be cured by the payment of money (e.g., maintaining insurance)) if such failure is caused by a Force Majeure event. The amount of time for a party to perform any of its obligations (other than payment obligations) shall be extended by the amount of time such party is delayed in performing such obligation by reason of any Force Majeure event.
     17.15 No Partnership or Joint Venture; No Third Party Beneficiaries. Nothing contained in this Lease shall be deemed or construed to create the relationship of principal and agent, or partnership, or joint venturer, or any other relationship between Landlord and Tenant other than landlord and tenant. Landlord shall have no obligations hereunder to any person or entity other than Tenant, and no other parties shall have any rights hereunder as against Landlord.
     17.16 Access by Landlord. Landlord, Landlord’s agents and employees shall have the right to enter upon any and all parts of the Tenant Space at any reasonable time upon prior reasonable oral or written notice (except in the case of an emergency when no prior notice shall be required, and except as otherwise expressly set forth below) to examine the condition thereof, to clean, to make any repairs, alterations or additions required to be made by Landlord hereunder, to show the Tenant Space to prospective purchasers or prospective or current mortgage lenders (in either case only upon 48 hours’ prior oral or written notice), to show the Tenant Space to prospective tenants (only during the last three (3) months of the Term, and only upon 48 hours’ prior oral or written notice), to determine whether Tenant is complying with all of its obligations under this Lease, and/or to exercise any of Landlord’s rights or remedies hereunder. In connection with Landlord’s rights hereunder, Tenant agrees that Landlord shall at all times have and retain a key that will unlock all of the doors in, on or about the Tenant Space; and, in the absence of such a key, Landlord shall have the right to use any reasonable means to open such doors to obtain entry to the Tenant Space. Notwithstanding anything herein to the contrary, except for emergencies, Landlord shall use reasonable efforts to minimize disruption of Tenant’s business or occupancy during such entries.
     17.17 Rights Reserved by Landlord. Except as otherwise expressly provided to the contrary in this Lease, Landlord hereby expressly reserves all rights related to the Premises, the Datacenter, the Building and the Property, including, but not limited to the right: (i) to change the name or street address of the Building and/or the Property; (ii) to install, affix and maintain all signs on the exterior and/or interior of the Building and/or the Property; (iii) to change, from time to time, the dimensions, configurations and locations of the Common Areas, and/or to otherwise make such alterations to the Datacenter or the Building as Landlord deems desirable without disruption of the conduct of Tenant’s business in the Premises/Pathway; (iv) to install, operate and maintain systems which monitor, by closed circuit television or otherwise, all persons entering or leaving the Building, the Datacenter, and/or the Property; (v) to install and maintain pipes, ducts, conduits, wires and structural elements located in the Datacenter or the Tenant Space and which serve other parts or other tenants or occupants of the Datacenter, the Building and/or the Property without disruption of the conduct of Tenant’s business in the Premises/Pathway; (vi) to create any additional improvements to structural and/or mechanical systems, interior and exterior walls and/or glass without disruption of the conduct of Tenant’s business in the Premises/Pathway; and (vii) to lease space in the Datacenter, the Building and the Property, and to create such other tenancies in the Datacenter, the Building and the Property as Landlord shall desire. Notwithstanding the foregoing, Landlord shall notify Tenant of such alterations as may materially alter the delivery of service and make commercially reasonable accommodations to ameliorate any adverse impact on such delivery of service for changes to service components including but not limited to the following:
a)	2N UPS, N +1 Generator redundancy for the Premises.
b)	Concurrently maintainable (Tier III) Premises.
c)	At least 6 minutes of UPS power under full load.
d)	30” raised floor height and 12’ ceiling height.
e)	25% perforated tiles for Tenant space.
f)	Zone 4 code compliance for earthquakes.
g)	At least 24 hours of fuel run time for generators.
h)	Double-interlock pre-action sprinkler system.
i)	No less than “N” Generator plant with camlok tap box for additional generator, in case of main generator failure or main generator maintenance.
j)	Generators to have weather resistant enclosure and a double contained fuel tank, as well as all required approvals of such generators from local municipality (including architectural, noise, and planning to the extent required by Applicable Law).
k)	Monitoring of PDU and other electrical infrastructure using BMS by TAC or equivalent systems.
l)	Revenue grade metering at the main distribution voltage supply switch.
m)	Power quality metering at the output of the UPS.
n)	Energy management & monitoring system, with monitoring and control for: mechanical heat rejection equipment; UPS systems; PDUs; fire alarm; water flow switch; security system; temperature/humidity; under floor leak detection system; lighting; power metering & monitoring system / energy management system. The energy management & monitoring system will monitor all critical equipment for the Datacenter, with alerts configured to page the Building engineer, service provider, and, if required by Tenant, Tenant staff.
o)	Tenant access to web portal including viewing the Building management system data for the Premises.
p)	Carrier neutrality and availability of multiple IP transit providers in the Building.
q)	Multiple fiber egress points from the Building.
r)	Building security monitoring.
s)	Continuation of all building services, including provisioning, maintenance, and replacement of common electrical and HVAC equipment, access to loading dock, exterior maintenance (landscaping,

parking lot, etc.); and interior services (trash pickup, common area maintenance, restrooms and temperature control) without additional charge to client.
t)	Electronic “key card” reader/system for access into the Premises.
     17.18 Counterparts; Delivery by Facsimile or E-mail. This Lease may be executed simultaneously in two or more counterparts each of which shall be deemed an original, but all of which shall constitute one and the same Lease. Landlord and Tenant agree that the delivery of an executed copy of this Lease by facsimile or e-mail shall be legal and binding and shall have the same full force and effect as if an original executed copy of this Lease had been delivered.
     17.19 Confidentiality. Each party agrees that (i) the terms and provisions of this Lease, business and financial information disclosed by either party, trade secrets, and disputes, are confidential and constitute proprietary information of the parties and (ii) it shall not disclose, and it shall cause its partners, officers, directors, shareholders, employees, brokers and attorneys to not disclose any term or provision of this Lease to any other person without first obtaining the prior written consent of the other party, except that each party shall have the right to disclose such information for valid business, legal and accounting purposes and/or if advisable under any applicable securities laws regarding public disclosure of business information. Landlord acknowledges that Tenant will include this Lease in filings with governmental agencies, including without limitation the Securities and Exchange Commission, but only to the extent that such inclusion and/or disclosure is required under applicable securities laws. The foregoing notwithstanding, Landlord reserves the right to post a press release or press releases, that discloses the fact that Landlord and Tenant have entered into a lease; provided that same does not disclose the location, economics or square footage related hereto. Any references in such press release or press releases, in excess of the fact that Landlord and Tenant have entered into a lease, require approval by Tenant, which Tenant may withhold in its sole and absolute discretion.
     17.20 Incorporation of Schedules and Exhibits. All of the terms and conditions of all of the Schedules and Exhibits to this Lease are hereby incorporated into this Lease.
     17.21 Financial Statements. Within ten (10) business days after Landlord’s written request therefor, which request shall be made only in the event that any actual or prospective lender, mortgagee or purchaser of the Building has required same, Tenant shall deliver Tenant’s Financial Statements to Landlord for the two (2) fiscal years immediately preceding Landlord’s request. If Tenant does not then have its Financial Statements audited, Tenant must forward unaudited Financial Statements certified by Tenant’s chief financial officer as true, complete and correct in all material respects. Tenant’s failure to timely comply with this Section 17.21 shall be an Event of Default by Tenant under Section 15.1.4 of this Lease. Landlord hereby agrees to maintain Tenant’s Financial Statements as proprietary and confidential and agrees not to disclose Tenant’s Financial Statements to any third party other than any actual or prospective lender, mortgagee, or purchaser of the Building, and Landlord’s attorneys, accountants and similar business advisors. Notwithstanding the foregoing, this Section 17.21 shall not apply with regard to Tenant’s Financial Statements if, as the case may be, (a) the entity named as “Tenant” or the entity that is named as “Guarantor” under this Lease is a publicly traded entity that is traded on a nationally recognized stock exchange, and (b) such entity’s Financial Statements are available online at no cost to Landlord.
     17.22 Master Lease. Landlord and Tenant hereby acknowledge and agree that Landlord may enter into a Master Lease with a Third Party Tenant for the operation and control of all or part of the Premises, and in such event, the Lease will automatically, without consent or further action of Tenant, be deemed a sublease between the Third Party Tenant, as sub-landlord, and Tenant, as subtenant. This provision is self-operating; however, Tenant agrees to execute any documents needed to confirm such sublease, Landlord will use commercially reasonable efforts cause the lessor under such Master Lease to execute a reasonable non-disturbance and recognition agreement with Tenant simultaneously with the execution of such Master Lease, and if the Master Lease is entered into and Third Party Tenant defaults thereunder, Tenant will attorn to Landlord, as substitute sublandlord, and, provided Tenant is not in default under the Lease after the expiration of any applicable notice and cure periods, Tenant may remain in possession of the Tenant Space under the terms of the Lease, even if Landlord should terminate the Master Lease.
[SIGNATURES APPEAR ON NEXT PAGE]

     IN WITNESS WHEREOF, the parties hereto have duly executed this Lease on the respective dates set forth below to be effective as of the Effective Date.

LANDLORD:
DIGITAL ALFRED, LLC,
a Delaware limited liability company

By:	Digital Realty Trust, L. P., a Maryland limited partnership, its member and manager

By:	Digital Realty Trust, Inc., a Maryland corporation, its general partner

By:	/s/ Richard Berk

Name: Richard Berk Title: Vice President Portfolio Management, West Region

Date:	December 31, 2010

TENANT: CONSTANT CONTACT, INC., a Delaware corporation
By:	/s/ John Walsh
	Name:	John Walsh
	Title:	Senior Vice President, Engineering and Operations
Date:		December 31, 2010

Signature Page

EXHIBIT “A”
DEPICTION OF DATACENTER AND PREMISES

EXHIBIT “B-1”
TENANT’S INSURANCE REQUIREMENTS
Policies

A. Commercial general liability insurance (including contractual liability):	$5,000,000 single limit; $5,000,000 aggregate limit.*

B. “Special Peril Form” property insurance:	Full replacement value of Tenant’s Personal Property.

C. Workers’ compensation insurance:	In accordance with the laws of the state in which the Property is located, and Employer’s Liability insurance with a limit not less than $1,000,000 Bodily Injury Each Accident; $1,000,000 Bodily Injury By Disease — Each Person; and $1,000,000 Bodily Injury By Disease — Policy Limit.

D. Automobile liability insurance:	Primary auto liability insurance with limits of not less than $1,000,000 per occurrence covering owned, hired and non-owned vehicles used by Tenant or any other member of the Tenant Group.

E. Business interruption insurance:	In such amount as will reimburse Tenant for direct or indirect loss of earnings attributable to all perils insured against by the property insurance described above for a period of not less than twelve (12) months.

*	some or all of which may be provided by umbrella coverage.
Requirements:
All insurance required of Tenant under this Lease shall be issued by insurers with a “General Policyholders Rating” of at least A-, VIII, as set forth in “Best’s Insurance Guide.” Such insurers shall be authorized to do business in the State in which the Property is located. Tenant’s commercial general liability policy shall be written to apply to all bodily injury (including death), property damage and personal injury losses, and shall include blanket contractual liability, broad form property damage, independent contractor’s coverage, cross liability and severance of interest clauses.

EXHIBIT “B-2”
LANDLORD’S INSURANCE REQUIREMENTS
Policies

A. Commercial general liability insurance (including contractual liability):	$10,000,000 single limit; $20,000,000 aggregate limit.*

B. “Special Peril Form” property insurance:	Full replacement value of the Building and Landlord’s personal property installed therein.*

C. Workers’ compensation insurance:	In accordance with the laws of the state in which the Property is located, and Employer’s Liability insurance with a limit not less than $1,000,000 Bodily Injury Each Accident; $1,000,000 Bodily Injury By Disease - Each Person; and $1,000,000 Bodily Injury By Disease — Policy Limit.

D. Automobile liability insurance:	Primary auto liability insurance with limits of not less than $1,000,000 per occurrence covering owned, hired and non-owned vehicles used by Landlord or any other member of the Landlord Group.

*	some or all of which may be provided by umbrella coverage.
Requirements:
All insurance required of Landlord under this Lease shall be issued by insurers with a “General Policyholders Rating” of at least A-, VIII, as set forth in “Best’s Insurance Guide.” Such insurers shall be authorized to do business in the State in which the Property is located. Landlord’s commercial general liability policy shall be written to apply to all bodily injury (including death), property damage and personal injury losses, and shall include blanket contractual liability, broad form property damage, independent contractor’s coverage, cross liability and severance of interest clauses.

EXHIBIT “C”
DESCRIPTION OF PATHWAY
One (1) dedicated four-inch (4”) conduit, designated by Landlord, from the Premises to the PPOP Room (the “PPOP Pathway”); and
One (1) dedicated four-inch (4”) conduit, designated by Landlord, from the Premises to the SPOP Room (the “SPOP Pathway”; together, with the PPOP Pathway, collectively, the “Pathway”).
Tenant shall be permitted to pull and/or install Cables in the Pathway. Tenant shall be limited in the number of Cables that may be pulled through said Pathway only by Applicable Law and by the physical constructs of such Pathway. Tenant is responsible for the costs and installation of all such Cables

EXHIBIT “D”
CALIFORNIA STATE LAW PROVISIONS
1.	REMEDIES FOR EVENTS OF DEFAULT.
     1.1. Landlord’s Right to Terminate Upon Tenant Default. In the event of any Event of Default by Tenant as provided in Section 15.1 of the Lease, Landlord shall have the right to terminate this Lease and recover possession of the Tenant Space by giving written notice to Tenant of Landlord’s election to terminate this Lease, in which event Landlord shall be entitled to receive from Tenant: (a) the worth at the time of award of any unpaid Rent which had been earned at the time of such termination; plus (b) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus (c) the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus (d) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and (e) at Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by Applicable Laws. As used in clauses (a) and (b), above, “worth at the time of award” shall be computed by allowing interest at the then highest lawful contract rate of interest. As used in clause (c), above, “worth at the time of award” shall be computed by discounting such amount at the Discounting Rate (defined below). As used herein, the term “Discounting Rate” means the lesser of (i) the Prime Rate plus one percent (1%), or (ii) the maximum rate permitted by Applicable Laws.
     1.2. Landlord’s Right To Continue Lease Upon Tenant Default. In the event of a default of this Lease and abandonment of the Tenant Space by Tenant, if Landlord does not elect to terminate this Lease as provided in Section 1.1, above, Landlord may from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease. Without limiting the foregoing, Landlord shall have the remedy described in California Civil Code Section 1951.4 (Landlord may continue this Lease in effect after Tenant’s breach and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations). To the fullest extent permitted by Applicable Law, the proceeds of any reletting shall be applied first to pay to Landlord all costs and expenses of such reletting (including without limitation, costs and expenses of retaking or repossessing the Tenant Space, removing persons and property therefrom, securing new tenants, including expenses for refixturizing, alterations and other costs in connection with preparing the Tenant Space for the new tenant, and if Landlord shall maintain and operate the Tenant Space, the costs thereof) and receivers’ fees incurred in connection with the appointment of and performance by a receiver to protect the Tenant Space and Landlord’s interest under this Lease and any necessary or reasonable alterations; second, to the payment of any indebtedness of Tenant to Landlord other than Rent due and unpaid hereunder; third, to the payment of Rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of other or future obligations of Tenant to Landlord as the same may become due and payable, and Tenant shall not be entitled to receive any portion of such revenue. No re-entry or taking of possession of the Tenant Space by Landlord pursuant to this Section 1.2 shall be construed as an election to terminate this Lease unless a written notice of such election shall be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Landlord, Landlord may, at any time after such reletting, elect to terminate this Lease for any such Event of Default. Upon the occurrence of an Event of Default by Tenant under Section 15.1 of the Lease, if the Tenant Space or any portion thereof are sublet, Landlord, in addition and without prejudice to any other remedies herein provided or provided by Applicable Laws, may, at its option, collect directly from the sublessee all rentals becoming due to the Tenant and apply such rentals against other sums due hereunder to Landlord.
     1.3. Efforts to Relet. For the purposes of this Exhibit “D”, Tenant’s right to possession shall not be deemed to have been terminated by efforts of Landlord to relet the Tenant Space (or any portion thereof), by its acts of maintenance or preservation with respect to the Tenant Space (or any portion thereof), or by appointment of a receiver to protect Landlord’s interests hereunder. The foregoing enumeration is not exhaustive, but merely illustrative of acts which may be performed by Landlord without terminating Tenant’s right to possession.
     1.4. Waiver of Right of Redemption. Tenant hereby waives for Tenant and for all those claiming under Tenant all right now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant’s right of occupancy of the Tenant Space after any termination of this Lease. Notwithstanding any provision of this Lease to the contrary, the expiration or termination of this Lease and/or the termination of Tenant’s rights to possession of the Tenant Space shall not discharge, relieve or release Tenant from any obligation or liability whatsoever under any indemnity provision of this Lease, including without limitation the provisions of Section 14.2 of this Lease.
     1.5. Cumulative Remedies; Equitable Relief. The specific remedies to which Landlord may resort under the provisions of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which it may be lawfully entitled in case of any breach or threatened breach by Tenant of any provisions of this Lease. In addition to the other remedies provided in this Lease, subject to Applicable Laws, Landlord shall be entitled to a restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease or to a decree compelling specific performance of any such covenants, conditions or provisions.
     1.6. Tenant’s Waiver. Tenant acknowledges that Landlord has entered into this Lease in reliance upon, among other matters, Tenant’s agreement and continuing obligation to pay all Rent due throughout the Term. As a result, if Landlord elects, at Landlord’s sole option, to attempt to relet all or any part of the Tenant Space, Tenant agrees that Landlord has no obligation to: (i) relet the Tenant Space prior to leasing any other space within the Datacenter or Building; (ii) relet the Tenant Space (a) at a rental rate or otherwise on terms below market, as then determined by Landlord in its sole discretion; (b) to any entity not satisfying Landlord’s then standard financial credit risk criteria or Datacenter criteria regarding security/interconnectivity; (c) for a use or upon terms not substantially consistent with the terms and requirements of this Lease; (iii) make any alterations to the Tenant Space, the Datacenter or the Building; and/or (iv) otherwise incur any costs in connection with any such reletting, unless Tenant unconditionally delivers to Landlord, in good and sufficient funds, the full amount thereof in advance.
     1.7. Landlord’s Right to Cure. All covenants and agreements to be performed by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense. If Tenant should fail to make any payment (other than Base Rent) or cure any default hereunder within the time herein permitted, Landlord, without being under any obligation to do so, without thereby waiving such default and in addition to and without prejudice to any other right or remedy of Landlord, may make such payment and/or remedy such other default for the account of Tenant (and enter the Tenant Space for such purpose), and thereupon Tenant shall be obligated to, and hereby agrees to, pay to Landlord as Additional Rent, within ten (10) days following Landlord’s demand therefor, all costs, expenses and disbursements (including actual attorneys’ fees) incurred by Landlord in taking such remedial action, plus an administrative fee of ten percent (10%) of such amount.
     1.8. Notices. Tenant hereby acknowledges and agrees that all of the notice periods provided in Section 15.1 of the Lease are in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 et. seq., or any similar or successor law.
2.	STATUTORY WAIVERS.
     2.1 Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, and all other provisions of Law, now or hereinafter in force, which restricts the amount or types of claim that a landlord may make upon a security deposit or imposes upon a landlord (or its successors) any obligation with respect to the handling or return of security deposits.
     2.2 Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code or under any similar law, statute, or ordinance now or hereafter in effect.
     2.3 Landlord’s and Tenant’s waivers set forth in Section 9.1.4 of the Lease shall include, without limitation, (i) the provisions of Sections 1932(2) and 1933(4) of the California Civil Code, as amended from time to time, and the provisions of any successor or other law of like import and (ii) the provisions of Sections 1265.130 and 1265.150 of the California Code of Civil Procedure, as amended from time to time, and the provisions of any successor or other law of like import.
     2.4 Environmental Disclosures.
          (a) Tenant is hereby notified that the Land and the Building described herein contain Hazardous Substances (including, but not limited to, ACM); as a result, the Land, the Building and the owner, lessee or other possessor of the Land and/or the Building may be subject to requirements, restrictions, provisions, and liabilities contained in Chapter 6.5 and Chapter 6.8 of Division 20 of the State of California Health and Safety Code. This statement is not a declaration that a hazard exists.
          (b) WARNING: Tenant is hereby notified that the Land and the Building contain one or more chemicals (including ACM) known to the State of California to cause cancer.
3.	NOTICE OF COMPLETION.
     Upon completion of any Alterations, Tenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of the county in which the Property is located in accordance with Section 3093 of the Civil Code of the State of California or any successor statute.
4.	NOTICES.
     If the term “Tenant”, as used in this Lease, refers to more than one (1) person and/or entity, and notice given as aforesaid to any one of such persons and/or entities shall be deemed to have been duly given to Tenant. Notwithstanding any provision of this Lease to the contrary, in the case where statutory law requires that any notice, notice to quit or pay rent, summons or complaint (or any other form of writing required in connection with the assertion of rights against Tenant, the enforcement of Tenant’s obligations under this Lease or the termination of Tenant’s rights hereunder) (collectively, “Statutory Written Notices or Complaints”) must be delivered or served in a particular form, delivered to or served on Tenant through delivery to or service on a particular representative of Tenant, delivered or served in a particular manner (or by a particular method), for purposes of determining compliance with such applicable statutory requirements, the time, manner or method of delivery of all such Statutory Written Notices or Complaints delivered to or served on all of the Tenant addressees for notices listed in Item 3 of the Basic Lease Information (other than the timing, manner and/or method of delivery of the Statutory Written Notice or Complaint to the first addressee listed in Item 3 of the Basic Lease Information) shall be disregarded, and if the timing, manner and, method of delivery and form of the Statutory Written Notice or Complaint delivered to the first addressee listed in Item 3 of the Basic Lease Information shall satisfy the applicable statutory requirements, then such statutory requirements shall be deemed satisfied with respect to the timing, manner, and method of delivery and form with respect to all Tenant addressees as of the date of delivery to such first addressee.

EXHIBIT “E”
LANDLORD’S INSTALLATIONS
[Intentionally Omitted]

EXHIBIT “E-1”
COMMISSIONING CRITERIA
[Intentionally Omitted]

EXHIBIT “F”
SERVICE LEVEL
Table A.

1.	Electricity Consumption Threshold:	281 total kW during Phase I.
562 total kW during Phase II.

2.	Target Battery Capacity:	Six (6) minutes.

3.	Back-Up Power Specifications:	One (1) 2.0 MW Building generator supplies dedicated back-up power for the Datacenter. Landlord shall ensure that Building generator is sized appropriately to support Datacenter power loads.

One (1) 2.0 MW Building generator supplies shared backup power for the Datacenter and other datacenter space. Landlord shall ensure throughout the term of this Lease that Building generator is sized appropriately to support power loads of Datacenter and other datacenter spaces.

4.	HVAC Specifications.

	(a) Target Temperature Range:	Average temperature of the Premises, measured at the return air vents in the Premises, between 68 degrees Fahrenheit and 78 degrees Fahrenheit.

	(b) Target Humidity Range:	Average relative humidity of the Premises, measured at the return air vents in the Premises, between 35% and 55%.
Service Level — Terms.
1.	Landlord’s Essential Services.
     A. Electricity. Landlord shall furnish electricity to the Premises sufficient to meet the Electricity Consumption Threshold. The obligation of Landlord to provide electricity to the Premises shall be subject to the rules, regulations and requirements of the supplier of such electricity and of any governmental authorities regulating providers of electricity and shall be limited, except as expressly set forth in the next sentence, to providing power sufficient to meet the Electricity Consumption Threshold. In addition, Landlord shall furnish back-up power for the Premises sufficient to meet the Back-Up Power Specifications. Landlord hereby represents that the Back-Up Power Specifications are sufficient to support the Datacenter’s designed IT and HVAC system loads during a utility power outage. Except for the Back-Up Power Specifications, Landlord shall have no obligation to provide emergency, supplemental or back-up power systems for use in the Premises, or otherwise in, or for, the Tenant Space.
     B. HVAC. Landlord shall furnish HVAC to the Premises sufficient to cause the average temperature and humidity of the Premises (measured at the return air vents in the Premises) to meet the HVAC Specifications. The obligation of Landlord to provide HVAC to the Premises shall be limited to providing HVAC sufficient to meet the HVAC Specifications.

2.	Interruptions of Landlord’s Essential Services; Losses of Redundancy.
     A. Outage Credits; and Partial Outage Credits.
          (1) Upon the occurrence of each Separate/Independent Interruption of Landlord’s Essential Services, Tenant shall be entitled to an Outage Credit in the amount set forth opposite the duration of such Interruption of Landlord’s Essential Services in Table 2.A.(1)-A and 2.A.(1)-B, below, as applicable:
Table Related to the Calculation of Outage Credits (Table 2.A.(1)-A)

Interruption Duration:	Tenant’s Remedy:
0-1 hour	The Level-1 Outage Credit(s) described in Table 2.A.(1)-B, below.

1hr, 1minute through 4 consecutive hours during which such Interruption of Landlord’s Essential Services occurs or continues	One (1) Outage Credit in addition to Outage Credit(s) granted, above, for such Interruption for the 0-1 hour outage period.

4hrs, 1minute through 8 consecutive hours during which such Interruption of Landlord’s Essential Services occurs or continues	One (1) Outage Credit in addition to the Outage Credits granted, above, for such Interruption for 0-1 hour outage period and 1-4 hour outage period.

8hrs, 1minute through 12 consecutive hours during which such Interruption of Landlord’s Essential Services occurs or continues	One (1) Outage Credit in addition to Outage Credits granted, above, for such Interruption for 0-1 hour outage period, 1—4 hour outage period and 4-8 hour outage period.

Each twelve (12) hour period thereafter during which such Interruption of Landlord’s Essential Services occurs or continues.	One (1) Outage Credit in addition to Outage Credits granted, above, previously for such Interruption.
Table Describing the Level-1 Outage Credits (Table 2.A.(1)-B)

Interruption Occurrence:	Level-1 Outage Credit:
Each First Interruption.	One (1) Outage Credit.

Each Second Interruption.	Two (2) Outage Credits.

Each Third Interruption.	Three (3) Outage Credits.

Each Four-Plus Interruption.	Four (4) Outage Credits.
          (2) Upon the occurrence of each Loss of Redundancy that occurs for at least one hundred sixty eight (168) consecutive hours (i.e., seven (7) full twenty-four (24) hour periods), Tenant shall be entitled to one-half (1/2) of an Outage Credit (each, a “Partial Outage Credit”) as set forth opposite the duration of such Loss of Redundancy in Table 2.A.(2), below:
Table Related to the Calculation of Partial Outage Credits (Table 2.A.(2))

Loss of Redundancy Duration:	Tenant’s Remedy:
One hundred sixty eight (168) consecutive hours.	One Partial Outage Credit.

Each period of one hundred sixty eight (168) consecutive hours thereafter during which such Loss of Redundancy continues.	One (1) Partial Outage Credit in addition to the Partial Outage Credit granted, above, previously for such Loss of Redundancy.

          (3) In the event that Tenant is entitled to an Outage Credit or Partial Outage Credit, the Outage Credit or Partial Outage Credit, as applicable, shall be applied as a credit towards Tenant’s Base Rent due in the immediately following month of the Term; provided, however, in the event that an Outage Credit or Partial Outage Credit accrues during the final month of the Term, Landlord will pay to Tenant the amount of the Outage Credit or Partial Outage Credit within thirty (30) days following the expiration of the Term.
          (4) The foregoing notwithstanding, (a) the aggregate total of Outage Credits and Partial Outage Credits to which Tenant may become entitled in any calendar month shall not exceed Tenant’s total monthly Base Rent (at the time of the event); and (b) Tenant’s entitlement to, and accrual of, Outage Credits related to any Interruption — Electrical shall occur only from and after the point at which the aggregate duration of all Interruptions — Electrical during any rolling twelve (12) month period exceeds the Interruption — Electrical Duration Threshold.
     B. Interruption Cure Completion Notice. Once Landlord has rectified a particular Interruption of Landlord’s Essential Services or Loss of Redundancy, Landlord shall provide the Interruption Cure Completion Notice to Tenant as soon as is reasonably practicable thereafter.
     C. Performance Review The Tenant and Landlord will meet periodically at Tenant’s request, but no less than annually, to review the Landlord’s performance and compliance with the performance standards, as specified in this Exhibit.
3. Termination Rights.
     A. Continuous Outage Termination Right. In the event of a Continuous Outage, Tenant may terminate this Lease by timely delivery of the Continuous Outage Termination Notice to Landlord. Tenant’s failure to timely deliver Tenant’s Continuous Outage Termination Notice shall automatically extinguish Tenant’s right to terminate this Lease with respect to that particular Continuous Outage.
     B. Chronic Outage Termination Right. In the event of a Chronic Outage, Tenant may terminate this Lease by timely delivery of the Chronic Outage Termination Notice to Landlord. Tenant’s failure to timely deliver Tenant’s Chronic Outage Termination Notice shall automatically extinguish Tenant’s right to terminate this Lease with respect to that particular Chronic Outage.
4. Remedies Exclusive. Tenant agrees that Tenant’s entitlement to Outage Credits, Partial Outage Credits and termination rights, as expressly set forth in this Exhibit “F”, shall be Tenant’s sole and exclusive remedies with regard to each Interruption of Landlord’s Essential Services and/or Loss of Redundancy.

EXHIBIT “G”
INTENTIONALLY DELETED

EXHIBIT “H”
COMMENCEMENT DATE NOTICE
_________ __, 2010
VIA [E-MAIL]: [# OR E-MAIL ADDRESS]
AND FEDERAL EXPRESS
[INSERT TENANT’S ADDRESS
FOR NOTICES FROM BLI #3]
Re:	That certain Turn Key Datacenter Lease with an effective date of ______ __, 20__ (as amended and modified from time to time, the “Lease”), by and between Constant Contact, Inc., a Delaware corporation (“Tenant”), as tenant, and Digital Alfred, LLC, a Delaware limited liability company (“Landlord”), as landlord, covering certain premises more particularly described in the Lease at that certain building located at 3105 Alfred Street, Santa Clara, California. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Lease.
Ladies and Gentlemen:
     Please be advised that Landlord has caused each of the Commencement Date Conditions to occur. In that connection, please find the Commissioning Complete Letter, attached hereto as Attachment “1”. Accordingly, Landlord confirms the following:
1.	The Commencement Date of the Lease is _______ ___, 20_.

[ADD SECTIONS TO CONFIRM TAKE-DOWN OR OTHER DATES, IF APPLICABLE]

2.	Tenant’s Base Rent schedule is as follows:
$_________ for the period _______ __, 20__ through _______ __, 20__ (the Partial Month) [DELETE IF COMMENCEMENT DATE IS THE 1ST]

$47,770.00 per month for the period _______ __, 20__ through _______ __, 20__ (months 1-6 of the Term)

$95,540.00 per month for the period _______ __, 20__ through _______ __, 20__ (months 7-12 of the Term)

$98,406.20 per month for the period _______ __, 20__ through _______ __, 20__ (months 13-24 of the Term)

$101,358.39 per month for the period _______ __, 20__ through _______ __, 20__ (months 25-36 of the Term)

$104,399.14 per month for the period _______ __, 20__ through _______ __, 20__ (months 37-48 of the Term)

$107,531.11 per month for the period _______ __, 20__ through _______ __, 20__ (months 49-60 of the Term)

$110,757.05 per month for the period _______ __, 20__ through _______ __, 20__ (months 61-72 of the Term)

     Should you have any questions, please contact [PROPERTY MANAGER] at [PHONE #], who will be glad to assist you.

Sincerely,
By:
Name:
Title:
On behalf of Landlord

cc:	[INSERT ADDITIONAL NOTICE ADDRESSES, IF APPLICABLE]

ATTACHMENT “1”
COMMISSIONING COMPLETE LETTER
[USE COMMISSIONING AGENT’S LETTERHEAD]
COMMISSIONING COMPLETE LETTER
_________ __, 2010
VIA [INSERT METHOD]
Digital Alfred, LLC
c/o Digital Realty Trust, L.P.
1100 Space Park Drive, Suite 104
Santa Clara, CA 95054
Attn: Property Manager
Re:	Commissioning of Suite 140 (the “Datacenter”), located in that certain building located at 3105 Alfred Street, Santa Clara, California.
Ladies and Gentlemen:
     We are pleased to advise you that, as of __:__ [AM/PM] on [MONTH] [DATE], 20__, Level 4 and Level 5 Commissioning of the above-referenced Datacenter are complete. We have concluded that the mechanical and electrical systems supporting the Datacenter are operating in accordance with the design intent. Please note that we will be accumulating the testing data and will forward our final report to you no later than [MONTH] [DATE], 20__.
     We understand that third parties (e.g. tenants or potential tenants of the Datacenter and your lenders or potential lenders) may rely on the statements made in this letter (this “Commissioning Complete Letter”), and we authorize you to share this Commissioning Complete Letter with third parties as you see fit.
     Should you have any questions, please contact [COMMISSIONING REPRESENTATIVE] at [PHONE #], who will be glad to assist you.

Sincerely, [COMMISSIONING AGENT]
By:
Name:
Title:

EXHIBIT “I”
INTENTIONALLY OMITTED

EXHIBIT “J”
ENVIRONMENTAL REPORTS
[Intentionally Omitted]

EXHIBIT “K”
FORM OF MEMO OF LEASE
MEMORANDUM OF LEASE
Notice is hereby given pursuant to the laws of the State of California of a lease upon the following terms:

Date of Execution:	________________, 20__

Landlord:	Digital Alfred, LLC, a Delaware limited liability company.

Tenant:	Constant Contact, Inc., a Delaware corporation.

Premises; Pathways:	Premises A (commencing on the Commencement Date) consisting of approximately 1,800 square feet of area in Suite 140 of the Building (defined below), and Premises B (commencing on the first day of the sixth full calendar month of the Term) consisting of approximately 1,800 square feet of area in Suite 140 (together, the “Premises”), the PPOP Pathway consisting of one (1) dedicated four-inch (4”) conduit, designated by Landlord, from the Premises to the PPOP Room (as defined in the Lease), and the SPOP Pathway consisting of one (1) dedicated four-inch (4”) conduit, designated by Landlord, from the Premises to the SPOP Room (as defined in the Lease), such Premises and such Pathways being within the “Building” known as 3105 Alfred Street, Santa Clara, California and more particularly described in the Lease, which Building is located on the land more particularly described on Exhibit 1 attached hereto.

Term:	Approximately seventy-two (72) full calendar months (i.e., commencing on the Commencement Date (as defined in the Lease), and expiring seventy-two (72) full calendar months thereafter, unless extended pursuant to the Lease). In the event that the Commencement Date occurs on the Target Commencement Date (as defined in the Lease; i.e., May 1, 2011), the Term of the Lease would expire on April 30, 2017, unless extended pursuant to the Lease.

Extension Option:	Two (2) Extension Options, each to extend the Term for an Extension Term of forty-eight (48) months each, subject to the terms and conditions of the Lease.
     This Memorandum of Lease has been executed merely to give notice of the Lease, and all of the terms, conditions and covenants thereof which are incorporated herein by reference. The parties hereto do not intend this Memorandum of Lease to modify or amend the terms, conditions and covenants of the Lease.

     Executed as an instrument under seal as of the ____ day of _________________, 20__.

LANDLORD:	TENANT:

DIGITAL ALFRED, LLC, a Delaware limited liability company	Constant Contact, Inc., a Delaware corporation

By:	Digital Realty Trust, L. P., a Maryland limited partnership, its member and manager

	By:	Digital Realty Trust, Inc.,	By:
		a Maryland corporation, its general partner		Name: Title:

By:

Name:
Title:

STATE OF ______________________

_____________ County, ss.	________________, 20__
On this ____ day of ________________, 20__, before me, the undersigned notary public, personally appeared ____________________, the __________________ of Digital Realty Trust, Inc., a Maryland corporation which is the general partner of Digital Realty Trust, L.P., a Maryland limited partnership which is the member and manager of Digital Alfred, LLC, proved to me through satisfactory evidence of identification, which was _______________________, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it voluntarily for its stated purpose, as the __________________ of Digital Realty Trust, Inc., a Maryland corporation which is the general partner of Digital Realty Trust, L.P., a Maryland limited partnership which is the member and manager of Digital Alfred, LLC.
__________________________(official signature and seal of notary)
My commission expires ________________________
[Affix Seal]

COMMONWEALTH OF MASSACHUSETTS

__________ County, ss.	_________________, 20__
On this ____ day of ________________, 20__, before me, the undersigned notary public, personally appeared ______________, the _________________ of Constant Contact, Inc., proved to me through satisfactory evidence of identification, which was __________________ _______________________, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it voluntarily for its stated purpose, as the ______________________ of Constant Contact, Inc.
__________________________(official signature and seal of notary)
My commission expires ________________________
[Affix Seal]

EXHIBIT 1
Legal Description